As filed with the Securities and Exchange Commission on _________2010                                                                                                                                                     Registration No. 33-16966

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(AMENDMENT NO. 2)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APPLIED MINERALS, INC.
(Name of small business issuer in its charter)

Delaware	1044	82-0096527
(State of jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

110 Greene Street – Ste 1101, New York, NY
(800) 356-6463

(Address and telephone number of principal executive offices and principal place of business)

Andre Zeitoun
Chief Executive Officer
110 Greene Street – Ste 1101, New York, NY
(800) 356-6463
(Name, address and telephone number of agent for service)

Copies to:
William Gleeson
K&L Gates LLP
Suite 2900
925 Fourth Avenue
Seattle, WA 98104
(206) 623-7580

Approximate date of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer 

Non-accelerated filer (Do not check if a smaller reporting company) 	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, $0.001 par value per share (shares issued pursuant to conversion of PIK Notes (1) sold by the issuer, plus PIK interest on such notes)	10,581,095	$0.80	$8,464,876	$593
Common Stock, $0.001 par value per share (shares issuable pursuant to outstanding PIK Notes sold by the issuer)	1,750,000	$0.80	$1,400,000	$98
Common Stock, $0.001 par value per share (shares that may be issued as PIK interest on outstanding PIK notes)	2,537,870	$0.80	$2,030,296	$142
Common Stock, $0.001 par value per share (shares issuable on exercise of outstanding options to purchase Common Stock)	7,593,277	$0.80	$6,074,622	$426
Common Stock, $0.001 par value per share (shares issued as compensation)	310,338	$0.80	$248,270	$17
Common Stock, $0.001 par value per share (shares issuable on exercise of outstanding warrants)	260,000	$0.80	$208,000	$15
Total	23,032,580		$18,426,064	$1,291

(1)	PIK Notes refers to 10% PIK-Election Convertible Note due 2018

(2)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable on (a) the conversion of the PIK Notes, (b) the exercise of options or a warrant or (c) on then already issued shares as a result of stock splits, stock dividends or similar transactions which occur during this continuous offering.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low quotation of our common stock, as reported on the OTCBB quotation service on April 1, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine

The information in this prospectus is not complete and may be changed.  The securities subject to this registration statement may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

23,032,580 Shares

APPLIED MINERALS, INC.

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 23,032,580 shares of our common stock with par value of $0.001.  Some shares of common stock and others are issuable upon the exercise of options and warrants to purchase common stock, upon the conversion of outstanding 10% PIK Convertible Notes due 2018, $0.001 par value, from time to time by certain of our stockholders, or persons who have become or may become our stockholders upon the exercise of options or warrants issued by us or the conversion of our 10% PIK-Election Convertible Notes due 2018 (“PIK Notes”), including the conversion of PIK Notes that have been or may be issued as interest payments.  The sellers are referenced throughout this prospectus as “selling stockholders.”

The selling stockholders may sell all or any portion of their shares of common stock in one or more transactions on the over the counter stock market or in private, negotiated transactions.  Each selling stockholder will determine the prices at which the stockholder’s shares will be sold.  Although we will incur expenses in connection with the registration of the shares of common stock offered under this prospectus, we will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is quoted on the OTCBB under the symbol “AMNL.”  On April 1, 2010 , the closing bid quotation of our common stock was $0.80 .

Our principal executive offices are located 110 Greene Street – Ste 1101, New York, NY.  Our telephone number is (208) 556-1181.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

The shares of common stock offered under this prospectus involve a high degree of risk.  See “Risk Factors” beginning at page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April __, 2010

TABLE OF CONTENTS

Page
Prospectus Summary	II-4
Risk Factors	II-5
The Offering	II-7
Note Regarding Forward Looking Statements	II-7
History and Development of the Company	II-8
Properties	II-11
Legal Proceedings	II-13
Management’s Discussion and Analysis of Financial Condition and Results of Operations	II-15
Board of Directors	II-20
Director Compensation	II-22
Executive Officers	II-22
Executive Compensation	II-23
Outstanding Equity Awards at December 31, 2009	II-24
Compensation Committee Interlocks And Insider Participation	II-25
Securities Ownership	II-25
Related Party Transactions	II-25
Use of Proceeds	II-29
Price Range of Our Common Stock and Other Stockholder Matters	II-29
Description of Capital Stock	II-29
10% PIK-Election Convertible Notes Due 2018	II-30
Selling Stockholders	II-32
Plan of Distribution	II-34
Shares Eligible for Future Sale	II-36
Legal Matters	II-36
Experts	II-36
Where You Can Find More Information	II-36
Financial Statements	II-37
Information Not Required In A Prospectus	II-81

We have not authorized any person to give you any supplemental information or to make any representations for us.  You should not rely upon any information about our company that is not contained in this prospectus.  Information contained in this prospectus may become stale.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

Unless otherwise specified or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to Applied Minerals, Inc., a Delaware corporation, and its consolidated subsidiary.

PROSPECTUS SUMMARY

You should read this summary in conjunction with the more detailed information and financial statements in this prospectus. This summary does not contain all of the information you should consider before investing in our securities.  You should read all of the information incorporated in this prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” before making an investment decision.

The offering of common stock is being made by certain persons who hold or may acquire common stock of the Company.  The Company will not receive any proceeds from the sale of the Common Stock by the selling shareholders. The Company will, however, receive proceeds in the amount of $5,217,880 assuming the exercise of all options and warrants to purchase common stock held by the selling shareholders.  The proceeds may be less if the outstanding options and warrants to purchase Common Stock of the Company are exercised using a cashless method.

The Company was initially incorporated as Atlas Mining Company in the state of Idaho on March 4, 1924.  The Company reincorporated in the state of Delaware on October 30, 2009, changing its name to Applied Minerals, Inc.

We formerly operated a contract mining business and were engaged in the development of our resource property, the Dragon Mine, located in the state of Utah. Historically our primary source of revenue was generated by our contract mining operations. On December 31, 2008, we discontinued our contract mining business due to adverse economic conditions and the desire to concentrate our efforts on the commercialization of the halloysite clay deposit at the Dragon Mine, located in Juab, Utah.

The Company was founded in 1924 as a mining company to exploit the Atlas Mine in Mullan, Idaho.  Operations at the Atlas Mine were suspended in the early 1980s and have not been resumed.  The Company became active again in 1997.  The Company has never been a development or production-stage company with respect to the Dragon Mine and the Company does not have reserves.  Sales of product from the Dragon Mine have been negligible.

In October 2007, the Company published a press release concerning the Dragon Mine, announcing among other things, the suspension of operations at the mine, and thereafter the Company’s stock fell more than 50%.  A securities law class action was filed and a formal investigation was initiated by the Securities and Exchange Commission.  The Company settled the class action for $1,250,000.  The Company consented to a cease and desist order issued by the Securities and Exchange Commission.

Since January 2008, the board of directors and management has completely changed and the Company has entered into a management contract with Material Advisors LLC pursuant to which the CEO and Interim Chief Financial Officer serve as officers of the Company.

In 2008 and part of 2009, the Company’s activities were largely related to dealing with legacy problems (class action, SEC investigation, insurance issues) and fund raising to finance legal and accounting and other costs related to the legacy issues.  In 2008, the Company hired a geologist to make an assessment of the Dragon Mine and the work is ongoing.  Throughout 2009, the Company has taken additional steps to move the Company toward commercialization of the Dragon Mine.

The independent auditors’ report accompanying our December 31, 2009 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.  The financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009 state that:

The Company has incurred material recurring losses from operations. At December 31, 2009, the Company had accumulated deficits prior to the exploration stage of $20,009,496 and accumulated deficits during exploration of $6,766,200 , in addition to limited cash and unprofitable operations.  These factors indicate that the Company may be unable to continue as a going concern.

RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS ANNUAL REPORT, BEFORE YOU DECIDE TO BUY OUR SECURITIES. IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

As of the date of this prospectus, the Company has not yet fully commercialized the Dragon Mine.  Historically, we had to rely on cash flow generated both from its contract mining business and the sale of stock to fund its operations. The contract mining business was discontinued in December 2008.  At the current time, the Company has obligations in excess of its liquid assets.  If the Company is unable to fund its operations through the commercialization of the Dragon Mine, the sale of equity and/or debt or a combination of both, it may have to file bankruptcy.  The Company is currently seeking additional financing though there is no assurance that it will be able to do so.

ABILITY TO CONTINUE TO OPERATE AS A GOING CONCERN

At December 31, 2009 and 2008, the Company had accumulated deficits of $26,775,696 and $20,009,496, respectively, in addition to limited cash and unprofitable operations. For the year ended December 31, 2009 and 2008, the Company sustained net losses before discontinued operations of $6,701,498 and $6,215,745, respectively. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.  The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. Management's plans in this regard are to raise equity financing as required.  There are no assurances we will be able to obtaining financing on acceptable terms if at all.

NO REVENUE HAS BEEN GENERATED FROM THE SALE OF HALLOYSITE CLAY

Through December 31, 2009, our only source of revenues from operations, with minor exceptions, had been the Contract Mining business.  The Contract Mining business was discontinued on December 31, 2008 and will not be restarted.  The Company generated no revenue from the sale of halloysite clay in 2009 and one cannot assume that any revenue will be generated from the sale of halloysite clay in 2010 or beyond.

COMMERCIALIZATION OF THE DRAGON MINE

Through October 2007, we were engaged in the commercialization of the Dragon Mine clay deposit, located in the state of Utah.  Such activities were suspended in October 2007 when previous management determined that the lack of both a detailed resource analysis and an adequate mineral processing system would prevent a successful commercialization of the mine.   In 2008, the Company engaged the services of an internationally recognized geological consulting firm to both conduct a detailed assessment of the Dragon Mine and develop an adequate processing system.  At the time of the completion of this report, the geological work on the Dragon Mine was still ongoing and, in November 2009, we signed a Memorandum of Understanding with KaMin LLC (“KaMin”) upon which a binding toll manufacturing contract is to be developed.  If a commercial source of clay is not identified or a definitive agreement with KaMin is not reached, the Company’s ability to achieve commercial success would be materially impaired.  Additionally, the Company’s inability to obtain a permit for the allowance of large mining operations at its Dragon Mine property could materially impair its ability to successfully commercialize the property.

WE HAVE EXPERIENCED CONTINUED, ANNUAL OPERATING LOSSES SINCE SEPTEMBER 1997.

We have experienced annual operating losses since our reactivation in September 1997.   As of December 31, 2009, we had an accumulated deficit of $26,775,696.  We cannot assure that our proposed products, if fully developed, can be successfully marketed or that we will ever achieve significant revenues or profit margins.

 THERE IS COMPREHENSIVE FEDERAL, STATE AND LOCAL REGULATION OF THE EXPLORATION INDUSTRY THAT COULD HAVE A NEGATIVE IMPACT OUR MINING OPERATIONS.

Exploration operations are subject to federal, state and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment.  Exploration operations are also subject to federal, state and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of exploration methods and equipment.  We require various permits from government bodies for exploration operations to be conducted including a large mine permit from the state of Utah.  We cannot assure you that such permits will be received.  No assurance can be given that environmental standards imposed by federal, state or local authorities will not be changed or that any such changes would not have material adverse effects on our activities.  Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on our financial position.  Additionally, we may be subject to liability for pollution or other environmental damages that we may elect not to insure against due to prohibitive premium costs and other reasons.  Management is aware of the necessity of obtaining proper permits prior to conducting any exploration activity.

FAIR MARKET VALUE

We have recorded our properties and equipment held for sale at what we believe to be fair market value.  We are actively seeking to sell such properties and equipment.  There can be no assurance we can sell such properties and equipment at the value recorded, if at all.

APPLICABILITY OF "PENNY STOCK RULES" TO BROKER-DEALER SALES OF OUR COMMON STOCK COULD HAVE A NEGATIVE EFFECT ON THE LIQUIDITY AND MARKET PRICE OF OUR COMMON STOCK.

Our common stock is not quoted on any exchange or on NASDAQ, and no other exemptions from the “penny stock” rules currently apply. Therefore, the SEC "penny stock" rules govern the trading in our common stock.  Before a broker-dealer can sell a penny stock, SEC rules require the firm to first approve the customer for the transaction and receive from the customer a written agreement to the transaction. The firm must furnish the customer a document describing the risks of investing in penny stocks. The firm must tell the customer the current market quotation, if any, for the penny stock and the compensation the firm and its broker will receive for the trade. Finally, the firm must send monthly account statements showing the market value of each penny stock held in the customer’s account. Generally, brokers subject to the "penny stock" rules when effecting transactions in our securities may be less willing to comply with the “penny stock rules.”  This may make it more difficult for investors to dispose of our common stock.

SEC CEASE AND DESIST ORDER

On December 22, 2009, the Securities and Exchange Commission entered a cease and desist order against us.  We consented to the order without admitting the facts recited in the SEC’s order.  The summary section in the Commission’s order said that the proceeding arose from repeated registration violations, internal control deficiencies, and inaccurate and untimely financial filings.  Specifically, from 2002 through late 2005, we improperly issued millions of shares of our common stock that purportedly had been registered with the Commission on Forms S-8 and/or SB-2.  This misconduct allowed stock promoters and us to reap illicit profits by reselling our stock to investors who had been denied legally mandated disclosures.  In late 2007, we announced our intention to restate our financial statements for the periods 2004 through 2006 when these improper stock issuances and other potential issues came to light.

When we filed our restated financial statements in the Summer of 2009, we reported the correction of numerous errors in our past filings, including errors related to its improper S-8 and SB-2 stock issuances, and acknowledged longstanding material weaknesses in our internal controls, including the lack of effective oversight and monitoring of the financial reporting and accounting functions by past management.

The cease and desist order ordered us to cease and desist from committing or causing any violations and any future violations of Sections 5(a) and 5(c) of the Securities Act, and Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 12b-20, 13a-1, and 13a-13 thereunder.

The cease and desist order was entered pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934.  Any violation of the order would expose us to the remedies available to the SEC, including accounting, disgorgement, monetary, and other remedies.

THE OFFERING

This prospectus relates to the sale of up to 23,032,580 shares of our common stock issued as compensation, issuable upon the exercise of options to purchase common stock, issuable upon the exercise of a warrant to purchase common stock and issuable upon the conversion of 10% PIK Convertible Notes due 2018 from time to time by certain of our stockholders, or persons who may become our stockholders upon the exercise of options or warrants issued by us or the conversion of our PIK Notes.  We refer to these persons throughout this prospectus as the “selling stockholders.”

NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry.  Words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may," and other similar expressions identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

HISTORY AND DEVELOPMENT OF THE COMPANY

Applied Minerals, Inc. (“the Company”), formerly known as Atlas Mining Company, was incorporated in the state of Idaho in 1924 and reincorporated in the state of Delaware on October 30, 2009.   The Company was originally formed for the purpose of exploring and developing the Atlas Mine, a consolidation of several patented mining claims located in the Coeur d’Alene Mining District near Mullan, Idaho.  The Company eventually became inactive as a result of low silver prices.  In September 1997, the Company became active again.  During the years ended December 31, 2008 and 2007, the Company provided shaft sinking, underground mine development and mine labor primarily to companies in the mining and civil industries. Historically, the Company’s contract mining operation have been its sole source of revenue and income.

We operated a contract mining business under the trade name Atlas Fausett Contracting (“AFC”). AFC was engaged in exploration and mine development as well as preparatory work such as site evaluation, feasibility studies, trouble-shooting and consultation.  AFC's projects included all types of underground mine development, rehabilitation and diamond drilling.  At December 31, 2008, we discontinued our contract mining efforts due to economic conditions and the desire to concentrate our efforts on commercializing the halloysite clay deposit at the Dragon Mine.  There are no plans to resume contract mining activities.

The activities at our Dragon Mine property, located in Juab County, Utah, were suspended in October 2007 when previous management determined that both a resource survey and an appropriate processing facility were needed before the property could be successfully commercialized.  In 2008, a geological consulting firm was hired by us to both carry out a detailed geological review of the property and develop an appropriate method by which to process the mineral resource.  Geological work has been completed on certain parts of the property and continues on others.

Beginning in 2009, we began processing material from the mine and distributing samples to potential customers as part of a preliminary marketing program.   In November 2009, we signed a Memorandum of Understanding with KaMin Performance Minerals LLC (“KaMin”) upon which a binding toll manufacturing contract is to be developed.

The Dragon Mine property contains halloysite, kaolinite, alunite and other minerals located underground and in waste piles that are the result of previous mining operations.   The geological resource survey being conducted on the Dragon Mine has involved both the assessment of the cores of an extensive borehole drill program and the analysis of samples taken from the five waste piles located at the mine site.  The survey has included X-ray diffraction analysis to determine the levels of halloysite, kaolinite and other minerals found in the resource.  Initial studies have indicated that conventional processing may be used to separate the halloysite and kaolinite fractions from alunite and other minerals found in the resource.  The geology of the deposit shows alterations of feldspar identified along side the presence of monzanite, halloysite and kaolinite.  Purer halloysite found at the mine has been identified along side the presence of iron ore.  The morphology of the halloysite identified at the Dragon Mine, as determined by Scanning Electron Microscopy (“SEM”) analysis, demonstrates the existence of both lath-like and tubular formations.  The kaolinite present at the Dragon Mine has been determined to possess a highly crystalline structure.

Management believes that the clay resource found at the Dragon Mine property possesses, among other things, certain structural and mineralogical characteristics that may possibly add functionality to applications such as, but not limited to, the controlled release of biological and chemical agents, polymer-related strengtheners and fire retardants, oil field drilling minerals, catalyst carriers, filtration technologies, hydrogen storage for fuel cells and cosmetics.  For certain of the aforementioned applications, management believes the Dragon Mine resource has the potential to serve as a more effective alternative to the materials upon which these current technologies are established. Other above-mentioned applications are being developed to specifically utilize the structural characteristics of the clay resource.

Halloysite clay has been identified as a value-added filler for use in polymer-based nanocomposites.   The global nanocomposites market is expected to grow to $4.0 billion by 2015.   According to BCC Research, clay-filled nanocomposites are expected to represent 47% of the nanocomposites market by 2010.  The U.S. Department of the Navy, represented by the Naval Research Lab (NRL”), has patented a technology that provides for the controlled release of active agents using inorganic tubules such as halloysite clay.   In February 2010, The Department of the Navy gave us notice that it intends to license to us a revocable, nonassignable, co-exclusive license to practice the (i) field of use of building materials which means the use of halloysite microtubules for the elution of any and all substances from them as a biocide and (ii) the field of use of paint which means the use of halloysite microtubules for the elution of any and all substances in paints, sealers, fillers, varnishes, shellac, polyurethane coatings, and any and all “paint-like” coatings applied in liquid form to any and all surfaces for the beautification or protection of surfaces in structures or components thereof, including but not limited to, buildings, marine structures (including boats), furniture and other normally "painted" materials in the United States.  We believe both the building products and paint industries provide attractive market opportunities in which to utilize the licenses described above.  The U.S. Navy has also patented a technology that permits a controlled release of an active agent as an anti-scaling treatment for environments such as oil wells, an application opportunity we are considering pursuing.

In 2009, the Company entered into a development agreement with Yuri M. Lvov, Ph.D., a professor of chemistry at Louisiana Tech University and the T.C. Pipes Eminent Endowed Chair on Micro and Nanosystems at the Institute for Micromanufacturing (LaTech).  The scope of the agreement includes, among other things, the development of the Dragon Mine halloysite as part of an anti-corrosion paint application in addition to the development of other emerging applications.   In 2009, the Company entered into a consulting agreement with Amit Dharia, PhD, President of Transmit Technology Group, LLC of Austin, TX.  Dr. Dharia has over 23 years of experience in the plastics industry focused primarily on R&D and new product development.  Dr. Dharia is advising the Company with regard to its pursuit of opportunities within the polymer composite market.

Processed clay samples have been distributed to potential customers who have requested halloysite and/or halloysite-kaolinite mixtures.  A number of advanced applications to which the Company plans to market its mineral resource are currently using plate-like structured clays that must undergo expensive exfoliation process to achieve proper functionality.  The tubular morphology of the Dragon Mine resource does not require such an exfoliation process to achieve similar or, in many instances, greater functionality.

In addition to certain advanced applications previously mentioned, we believe the Dragon Mine resource may also be marketed to certain established, low-tech applications such as, but not limited to, fine porcelain, bone china, high-performance advanced technical ceramics, paint fillers, suspension agents, animal feed, cement hardeners, and food and pharmaceutical additives.  Markets, such as fine porcelain and bone china, would likely require the Dragon Mine clay resource be processed for increased brightness and reduced presence of titanium whereas applications, such as a cement hardener, would require a relatively unprocessed version of the Dragon Mine resource.  Management, as part of its overall business strategy, will continually assess the economic feasibility of pursuing these markets.

Management believes that both existing and potential applications that utilize the Dragon Mine resource will require varying grades of clay to satisfy the unique technical requirements of each application.  Some applications may require pure halloysite, composed of tubular and/or lath-shaped particles while other applications may require a grade of clay consisting of a specific halloysite-kaolinite ratio.  The determination of the appropriate grade of clay will likely require significant technical cooperation between the Company and the developer of the related application.   As previously mentioned, the Company signed a Memorandum of Understanding with KaMin upon which a binding toll manufacturing contract is to be developed.

Processing

The resource at the Dragon Mine is a mixture of a number of minerals including, but not limited to, halloysite, kaolinite and alunite.  During 2005 and 2006, the Company invested in the development of a processing plant at the site of the Dragon Mine that was designed to separate tubular halloysite from non-halloysite material.   The plant utilized an air-based processing technique.  This method was ultimately deemed inadequate for the mineralogy of the Dragon Mine resource.   As of the date of the filing of this report, we signed a Memorandum of Understanding with KaMin upon which a binding toll manufacturing contract is to be developed.

Marketing and Sales Efforts

From March 2006 until December 2008, Ronald Price was a director of Applied Minerals, Inc. and the President and CEO of NanoClay & Technologies, Inc., our wholly owned subsidiary focused on the marketing of our halloysite resource.  He distributed samples of Dragon Mine halloysite to a number of companies.  Only one sale of $900 was made during his tenure.  See “Litigation” for information regarding the NaturalNano transaction in 2004 and the restatement related to this transaction that was recognized in 2006.  The NanoClay & Technologies, Inc. subsidiary was administratively dissolved in December 2008.  Beginning in 2009, current management began contacting and distributing samples of the Dragon Mine resource material to companies that have expressed a commercial interest in the material.  As the date of this report, management continues to focus on these marketing efforts.

Governmental Regulation

Dragon Mine
Utah requires a permit to handle explosives, and we maintain such a license under the U.S. Bureau of Alcohol Tobacco and Firearms (ATF, USC18, Chapter 40).  As of April 1, 2010 we had such a license.  We have conducted, and may continue to conduct, exploration activities at the Dragon Mine.  The Utah Department of Natural Resources sets the guidelines for Exploration, and other mineral related activities based on provisions of the Mined Land Reclamation Act, Title 40-8, Utah Code Annotated 1953, as amended, and the General Rules and Rules of Practice and Procedures, R647-1 through R647-5.  We have received the proper permit from them.  We carry a Mine Safety and Health Administration (MSHA) license (#4202383) for this property and report as required to this agency.   We are required to have a large mine permit to conduct certain mining activities.  The Company is in the process of obtaining such a permit.

Employees

As of April 1, 2010, Applied Minerals, Inc. and its subsidiaries had 12 employees.   None of our employees were covered by a collective bargaining agreement, we have never experienced a work stoppage, and we considered our labor relations to be excellent.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company has no exposure to fluctuations in interest rates, foreign currencies, or other market factors.

PROPERTIES

PRINCIPAL OFFICE

As of the date of this filing, the primary corporate office was located at 110 Greene Street, Suite 1101, New York, N.Y., 10012.  We also rent office space at 630 East Mullan Avenue #D, Osburn, Idaho 83849.

MINING PROPERTIES

We have assets of real property, mineral leases and options.  The following section describes our right, title, or claim to our properties and each property's location.  This section also discusses our present plans for exploration of the properties.

JUAB COUNTY, UTAH

Dragon Mine

The Dragon Mine property, located in Juab County, Utah near the City of Eureka (Tintic Mining District) has been principally exploited for halloysite clay.  The property consists of 38 patented mining claims, approximately 230 acres, located in the following sections: T10S, R2W, sections 29, 30, 31, and T10S, R3W, Section 36, all relative to the Salt Lake Meridian.  We leased the property in 2001 and on August 18, 2005, we purchased the property for approximately $500,000 in cash.

From 1950 through 1977, the Dragon Mine was operated by Filtrol Corporation.  To the best of our knowledge, the mineral mined at the property was used primarily as an input of a petroleum-cracking product.  The property was idle from 1977 until 2001 when we entered into a lease on the property.

Previous owners' records indicate that over 1.35 million tons of clay mineral were mined at the property between 1950 and 1977.  Those records also indicate approximately 300,000 tons of mineralized material remain on the property.  The tonnage referred to above has not been geologically confirmed.

In July 2001, the Company began leasing the Dragon Mine from Conjecture Silver Mines, Inc. of Spokane, Washington.  The Company initially paid 400,000 shares of common stock, valued at $100,000, for a one-year lease.  Under the terms of the lease agreement, the Company had the right to renew the lease annually in exchange for 100,000 additional shares of our common stock or the option to purchase the property for $500,000.  The Company issued 100,000 shares of stock for each year of the lease for the years 2002 – 2005 and exercised the right to purchase the mine on August 18, 2005 for $500,000 cash.

At the Dragon Mine, the following minerals, among others, have been identified:  halloysite, kaolinite, alunite, and iron.

The property is located approximately 2 miles southwest of Eureka, Utah and can be accessed via state highway and county road. The Union Pacific Railroad has a spur approximately 2 miles from the property.  Electrical power is located approximately 1.5 miles from the site and there was no evidence of a water source on the property except in the mine shaft.

All activity at the mine was suspended in October 2007 when previous management determined that the lack of both a detailed resource analysis and an adequate mineral processing system would prevent a successful commercialization of the mine.

In 2008, the Company engaged the services of an internationally recognized geological consulting firm to both conduct a detailed assessment of the Dragon Mine and develop an adequate processing system.  At the time of the filing of this report, the work of the consulting firm was ongoing.  In 2009, the Company signed a Memorandum of Understanding with KaMin upon which a binding toll manufacturing contract is to be developed.

PROPERTIES HELD FOR SALE

Shoshone County, ID

We own approximately 900 acres of fee simple property and patented mining claims, and 260 acres of mineral rights and unpatented claims, located in the Coeur d'Alene mining district in Shoshone County, Idaho, commonly referred to as the Silver Valley of North Idaho. We have no information whether the properties can be commercially exploited and no information as to the amount or quality of the minerals that may exist at the property.   At December 31, 2009, this property was classified as held for sale.  We are actively seeking to sell our properties in Idaho, however, we cannot provide any assurances that we will be able to do so.

LEGAL PROCEEDINGS

Various lawsuits, claims, proceedings and investigations are pending involving us as described below in this section. In accordance with SFAS No. 5, Accounting for Contingencies, when applicable, we record accruals for contingencies when it is probable that a liability will be incurred and the amount of loss can be reasonably estimated. In addition to the matters described herein, we are involved in or subject to, or may become involved in or subject to, routine litigation, claims, disputes, proceedings and investigations in the ordinary course of business, which in our opinion will not have a material adverse effect on our financial condition, cash flows or results of operations.

Securities Litigation

The Company, certain of its directors and former officers and employees, its prior auditor, Chisolm, Bierwolf & Nilson, LLC, and NanoClay & Technologies, Inc., its defunct, wholly owned subsidiary, are defendants in a class action filed on October 11, 2007 In Re Atlas Mining Company Securities Litigation pending in the United States District Court for the District of Idaho, Civil Action No. 07-428-N-EJL(D. Idaho) (the “Class Action”). The Class Action was filed on behalf of purchasers of the Company’s publicly traded common stock during the period January 19, 2005 through October 8, 2007.  The First Amended Complaint (“Complaint”) alleges that the Company damaged purchasers by making material misstatements in publicly disseminated press releases and Securities and Exchange Commission filings regarding the extent of the halloysite deposit on Company property, the availability and quality of halloysite for sale, and claimed sales of halloysite.  The Complaint also alleges that the Company improperly manipulated reported earnings with respect to purported halloysite sales and misrepresentations by the individual defendants as to its financial statements.  The plaintiffs seek remedies under Section 10(b) of the Securities and Exchange Act and Rule 10b-5 thereunder and for violations of Section 20(a) of the Exchange Act.

On July 2, 2009, the Company entered into a Settlement Agreement (“Class Action Settlement Agreement”) with the lead plaintiffs in the class action Under the terms of the Class Action Settlement Agreement the Company will pay plaintiffs $1,250,000 (which includes fees to plaintiff’s counsel), to be funded by the proceeds of an insurance policy issued by Navigators Insurance Co.(as provided below), in exchange for release of all claims against the Company, NanoClay & Technologies, Inc., and William T. Jacobson, Robert Dumont, Ronald Price and Barbara Suveg (the “Individual Defendants”).  The Company will also fund up to $75,000 to fund expenses in connection with notification to class members. The Class Action Settlement Agreement is the settlement agreement contemplated by the Memorandum of Understanding (“MOU”) described in its prior response and the terms of it are consistent with the terms of such MOU. The Settlement Agreement is subject to a number of conditions including successful completion of confirmatory due diligence by the lead plaintiffs and final court approval.

Insurance Litigation

Atlas Mining Company v. Navigators Insurance Company et al.
Our complaint, filed in federal district court in Idaho, seeks coverage (“Coverage Claim”) for claims in connection with the securities litigation described above under (A) a primary $5,000,000 D&O liability insurance policy issued by Navigators Insurance Company (“Navigators”) on October 1, 2007 (“Navigators $5,000,000 Policy), and (B) a $5,000,000 excess D&O liability policy issued by RSUI Indemnity Company (“RSUI”) effective October 1, 2007.  The Company has asserted claims for declaratory judgment, specific performance, and breach of contract, as well as claims alleging bad faith, against Navigators and RSUI.  The Company also has asserted claims of negligence and fraud against a broker involved with the alleged issuance of the policies.  This case was removed to federal court.  Navigators, RSUI, and the broker are vigorously defending the lawsuit and have filed answers in federal court, arguing in part that such policies are not effective and pleading other affirmative defenses, such as accord and satisfaction.

Navigators Insurance Co. v. Atlas Mining Company, et. al.
This is an interpleader complaint filed by Navigators in federal district court in Idaho with respect to our coverage claims and those of certain of our former officers and directors arising from the securities litigation described above.  The interpleader complaint alleges that Navigators issued a D&O liability policy to the Company for the period October 17, 2006 and October 17, 2007 that afforded $2 million in limits.  Navigators alleges that, based on the current rate of expenditures, the defense and investigation costs alone will soon exceed the policy’s $2 million limit of liability, excess of applicable retentions, and the Company disagrees with certain of its former officers and directors on the appropriate priority of payments under the policy.  As such, Navigators alleges that it was subject to multiple competing demands for the limits of the Policy.  Based on such allegations, Navigators is seeking a court order permitting Navigators to tender $2 million into the registry of the Court and to be discharged from liability.  The Company filed a Motion to Dismiss on June 17, 2008, citing Navigators’ failure to advance defense costs under such policy and arguing that Navigators is not subject to multiple liability under the policy.  The parties have filed several consent motions to stay the proceedings in this action.  The court entered an indefinite stay on December 11, 2008 that will remain in effect until any party seeks to re-open the matter because (a) the parties have reached an agreement to resolve the matter, (b) the Coverage Action is resolved, or (c) a party seeks to terminate the stay and renew litigation.

Related to the Class Action Settlement, effective July 8, 2009, the Company entered into a Settlement Agreement and Release with Navigators, RSUI Indemnity Company and RSUI Group, Alexander, Morford & Woo, Inc., and the individual defendants listed above in settlement of the insurance litigation.  Pursuant to this agreement (i) Navigators will deliver $1,250,000 into a court registry, which will then be used upon final court approval of the Class Action Settlement to fund the $1,250,000 payment to class action plaintiffs, (ii) Navigators will deliver $750,000 to the Company for defense and investigative costs in connection with the Class Action and related matters, which Atlas will use in part to pay the individual defendants their costs in the class action and (iii) all claims under the insurance litigation will be released upon final court approval of the Class Action Settlement.

Forbearance Agreement
For information about a Forbearance Agreement and a related Compensation Agreement, both of which involved certain directors, officers, shareholders, and related parties and both of which related to the settlement of the Class Action, see "Related Party Transactions.”

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

Historically, our primary source of revenue has been generated by Contract Mining operations.  However, on December 31, 2008 we discontinued our Contract Mining efforts due to economic conditions and the desire to concentrate efforts on commercializing the halloysite clay deposit at the Dragon Mine.

We are a natural resources company principally engaged in the development of our resource property, the Dragon Mine, in the state of Utah.

Property Exploration

In August 2001, we acquired the Dragon Mine in Juab, Utah and began our clay exploration.  Our exploration and development expenses for the year ending December 31, 2009 and 2008 were $1,299,753 and $1,356,659, respectively, on the halloysite clay project.

The activities at our Dragon Mine property, located in Juab County, Utah, were suspended in October 2007 when previous management determined that both a resource survey and an appropriate processing facility were needed before the property could be successfully commercialized.  In 2008, a geological consulting firm was hired by us to both carry out a detailed geological review of the property and develop an appropriate method by which to process the mineral resource. Geological work has been completed on certain parts of the property and continues on others.

Beginning in 2009, we began processing material from the mine and distributing samples to potential customers as part of a preliminary marketing program. In 2009, we signed a Memorandum of Understanding with KaMin upon which a binding toll manufacturing contract is to be developed.

Management believes that the clay resource found at the Dragon Mine property possesses, among other things, certain structural and mineralogical characteristics that may possibly add functionality to applications such as, but not limited to, the controlled release of biological and chemical agents, polymer-related strengtheners and fire retardants, oil field drilling minerals, catalyst carriers, filtration technologies, hydrogen storage for fuel cells and cosmetics.  For certain of the aforementioned applications, management believes the Dragon Mine resource has the potential to serve as a more effective alternative to the materials upon which these current technologies are established. Other above-mentioned applications are being developed to specifically utilize the structural characteristics of the clay resource.

The Dragon Mine property contains halloysite, kaolinite, alunite and other minerals located underground and in waste piles that are the result of previous mining operations.   The geological resource survey being conducted on the Dragon Mine has involved the assessment of approximately 10,000 feet of borehole drill cores and the analysis of samples taken from the five waste piles located at the mine site.  The survey has included X-ray diffraction analysis to determine the levels of halloysite, kaolinite and other minerals found in the resource.  Initial studies have indicated that conventional processing may be used to separate the halloysite and kaolinite fractions from alunite and other minerals found in the Dragon Mine resource.  The geology of the deposit shows alterations of feldspar identified along side the presence of monzanite, halloysite and kaolinite.  Purer halloysite found at the mine has been identified along side the presence of iron ore.  The morphology of the halloysite identified at the Dragon Mine, as determined by Scanning Electron Microscopy (“SEM”) analysis, demonstrates the existence of both lath-like and tubular formations.  The kaolinite present at the Dragon Mine has been determined to possess a highly crystalline structure.

Management intends to continue to focus its efforts on the commercialization of the Dragon Mine.  We do not intend to seek out and acquire other properties.

GOING CONCERN

The independent auditors' report accompanying our December 31, 2009 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.  The financial statements have been prepared "assuming that we will continue as a going concern," that contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

CRITICAL ACCOUNTING POLICIES

The following accounting policies have been identified by management as policies critical to the
Company’s financial reporting:

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  In these financial statements assets and liabilities involve extensive reliance on management’s estimates.  Actual results could differ from those estimates.

Accounting Standards Codification
The Financial Accounting Standards Board (the “FASB”) has compiled the “Accounting Standards Codification” (the “ASC” or “Codification”), which is a new structure that takes accounting pronouncements and organizes them by approximately ninety accounting topics. The Codification is the single source of authoritative generally accepted accounting principles in the United States.  All guidance included in the Codification is considered authoritative and at December 31, 2009, we had adopted such guidance.

Impairment of Assets
FASB ASC 360-10-50 requires that long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.  The Company records losses due to impairment of assets held in continuing operations, and losses on assets held for sale from impairment, which is included in net loss from discontinued operations.

Mining Exploration and Development Costs
Land and mining property acquisitions are carried at cost.  We expense prospecting and mining exploration costs.  At the point when a property is determined to have proven and probable reserves, subsequent development costs are capitalized as capitalized development costs.  Capitalized development costs will include acquisition costs and property development costs.  When these properties are developed and operations commence, capitalized costs will be charged to operations using the units-of-production method over proven and probable reserves.  Upon abandonment or sale of a mineral property, all capitalized costs relating to the specific property are written off in the period abandoned or sold and a gain or loss is recognized.  At December 31, 2009 and 2008, all costs associated with the Dragon Mine have been expensed.

Provision for Income Taxes
Income taxes are calculated based upon the liability method of accounting in accordance with the FASB ASC 750-10-60, “Income Taxes.”  In accordance with FASB ASC 750-10-60, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard to allow for recognition of such an asset.  In addition, realization of an uncertain income tax position must be estimated as “more likely than not” (i.e., greater than 50% likelihood of receiving a benefit) before it can be recognized in the financial statements.  Further, the recognition of tax benefits recorded in the financial statements to be based on the amount most likely to be realized assuming a review by tax authorities having all relevant information.

Revenue Recognition
We recognize revenue in the period that the related services are performed and collectability is reasonably assured.  For the year ended December 31, 2008, the Company derived substantially all of its revenues from leasing equipment and employees for mine development, site evaluation, and preparatory work. Services contracts generally took the form of fixed-price contracts.  Historically, costs are expensed as incurred.  All out-of-pocket costs are included in expenses.  On December 31, 2008, the Company discontinued its contract mining business.

Revenue for mined halloysite clay, if any, will be recognized upon shipment and customer acceptance once a contract with a fixed and determinable fee has been established and collection is reasonably assured or the resulting receivable is deemed probable.

Stock Options and Warrants
We have stock option plans that provide for stock-based employee compensation, including the granting of stock options, to certain key employees.  The plans are more fully described in Note 9 to the financial statements.

We have adopted the provisions of FASB ASC 505-50 and FASB ASC 718-10-50 where compensation expense is recorded for all share-based awards granted to either non-employees, or employees and directors on or after January 1, 2006.  Accordingly, compensation expense has been recognized for vesting of options and warrants to consultants and directors in the accompanying statements of operations.

We account for the issuance of equity instruments (including options and warrants) to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

RECENT ACCOUNTING PRONOUNCEMENTS

Management is evaluating the application of the following recent accounting pronouncements to our financial statements, including applicability and financial impact:

Effective January 1, 2008, the Company adopted the provisions of FASB’s ASC Topic 825 which provides guidance for the fair value option of financial assets and financial liabilities. This guidance permits entities to measure financial instruments and certain other items at estimated fair value. Most of the provisions are elective; however, amendments affecting the accounting for certain investments in debt and equity securities apply to all entities that own trading and available-for-sale securities.  The fair value option, created by the guidance, permits entities to measure eligible items at fair value as of specified election dates.  The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument.  The adoption of this guidance did not have a significant impact on the Company’s results of operations and financial condition.

Effective January 1, 2009, the Company adopted the revised provisions of FASB’s ASC Topic 805 on business combinations. This revised guidance provides standards on improving the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects.  The new guidance became effective for business combinations where the acquisition was on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In January 2010, the FASB issued Accounting Standards Update 2010-04, Accounting for Various Topics – Technical Corrections for SEC Paragraphs.  Included in the Update is clarification as to the date of issuance of a financial statement including clarification of subsequent events issues in relation to the issuance of such financial statements (FASB ASC 855-10-S99).  The Company does not believe that this update will have a material impact on its financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-06, Fair Value Measurements and Disclosures, requiring disclosures for transfers in and out of Level 1 and 2 fair value measurements and descriptions for the reasons for the transfers, as well as increased disclosure requirements for activity in Level 3 fair value measurements.  The Update was issued to amend current disclosure requirements for such valuations.  The Company does not believe that this update will have a material impact on its financial statements.

In February 2010, the FASB issued Accounting Standards Update 2010-08, Technical Corrections to Various Topics, which provides certain clarifications made to the guidance on embedded derivatives and hedging.  The Update was issued to provide special transition provisions upon application of the change in application of the topic.  The Company does not believe that this update will have a material impact on its financial statements.

In February 2010, the FASB issued Accounting Standards Update 2010-09, Subsequent Events:  Amendments to Certain Recognition and Disclosure Requirements.  The Update provides clearer definitions of subsequent events related to an entity that is an SEC filer, including definitions of such a filer, and the application of the topic to financial statements.  In addition, the Update provides clarification as to subsequent event disclosure requirements for reissuance of financial statements.  The Company does not believe that this update will have a material impact on its financial statements.

RESULTS OF OPERATIONS

 Due to a general downturn in worldwide mining activity resulting from a decline in commodity prices, the Company permanently ceased its contract mining operations in December 2008 and classified them as “discontinued” on its financial statements.  The Company’s remaining operation, the exploration of its Dragon Mine property, has yet to produce any revenue and, as such, the Company generated no revenue or gross profit for the twelve months ended December 31, 2009 and 2008.

Total operating expenses for the twelve months ended December 31, 2009 were $6,025,299 versus $4,707,639 for the comparable period in 2008, an increase of  $1,317,660 or approximately 28%.  The increase was driven by a $1,565,326 increase in general and administrative expense and a $42,042 loss on impairment of equipment, partially offset by $56,906 decrease in exploration costs and a $232,802 decrease in a loss from the disposition of land and equipment.

Exploration expenses for the twelve months ended December 31, 2009 were $1,299,753 compared to $1,356,659 for the same period ended December 31, 2008.  The decline of $56,906 was due primarily to a reduction of certain geologic-related consulting and testing related to the exploration of the Dragon Mine.

General and administrative costs for the twelve months ended December 31, 2009 were $4,683,914, an increase of $1,565,326, or 50%, versus $3,118,588 in the comparable period in 2008.  The increase was driven primarily by the $1,000,000 management fee paid to Material Advisors in 2009, which was not paid during the previous year, the incurrence of technical consulting expenses not incurred in 2008, and an increase in legal fees related to certain corporate and securities advice.

Legal expenses incurred during 2009 were $2,054,095 compared to $1,151,329 for the comparable period in 2008.  The $902,766 increase was due primarily to expenses related to legal work needed to achieve compliance with SEC reporting requirements, file a proxy statement related to its annual shareholder meeting, prepare an S-1 filing and address certain other legal-related corporate issues.  We believe that the Company’s legal expense going forward ought to be lower than that which was incurred in 2009 and 2008 now that certain legacy and unusual legal issues have been resolved.

Our net loss before discontinued operations for the year ended December 31, 2009 was $6,701,498 compared to $6,215,745 for the same period ending December 31, 2008, an increase of $485,753.  The increase is due to a net increase in operating expense of $1,317,660 (as described above), an increase in interest expense of $310,469 due to the issuance of $6.05 million of 10% PIK Convertible Notes due 2018 from December 2008 through October 2009, a reduction in the gain on revaluation of stock awards of $378,000 related to a decline in the Company’s stock price, an increase in the amortization of convertible debt discount of $365,147 related to the PIK Convertible Note issuance, and a decline in interest income of $25,529, partially offset by revenue from clay samples sales of $6,000, an insurance refund of $13,786, the elimination of special investigation fees and expenses of $1,479,279, the reception of $118,913 of net proceeds from a legal settlement, a $9,911 increase in other income and the elimination of $281,163 of bad debt expense.

Net loss of the discontinued operations was $64,674 for the twelve months ended December 31, 2009 versus net income of $795,350 in the comparable period in 2008, a decline of $860,024.  The primary driver for the decline in net income was the discontinuation of the Company’s contract mining business in December 2008.  Discontinued operations generated $0 in revenue for the twelve months ended December 31, 2009 versus $3,833,460 in revenue for the comparable period in 2008.  Gross profit from discontinued operation for the twelve months ended December 31, 2009 was $0 as compared to $1,312,767 for the comparable period in 2008.  General and administrative expense of the discontinued operations was $36,354 for the twelve months ended December 31, 2009, down from $140,243 for the comparable period in 2008.  The decline in net income for the twelve months ended December 31, 2009 was also driven by a $148,138 loss on the disposal of assets and a $82,547 loss on the impairment of assets, partially offset by a $202,365 collection of a previously recorded bad debt.

LIQUIDITY AND CAPITAL RESOURCES

Through December 31, 2009 our activities have been financed primarily through revenues from contract mining, supplemented with the sale of equity securities and borrowings as needed.  For the year ended December 31, 2008 contract mining, which was discontinued in December 2008, accounted for 100% of our revenue.  Our current asset and debt structure is explained below.  Under the scenario in which we do not generate sufficient revenue to fund our operations, we will likely need to raise additional capital in 2010 through the sale of equity, debt and/or the disposal of certain non-core assets to successfully fund our operations.  If we do not generate sufficient revenue or are unable to raise sufficient capital, our ability to fund our operations will be severely impaired.

Our total assets as of December 31, 2009 were $4,005,308 compared to $4,506,114 as of December 31, 2008, or a decrease of $500,806.  For the year ended December 31, 2009, the Company had increased its current assets by $545,197 primarily through the raising of cash through the sale of $6.05 million of 10% PIK Convertible Notes due 2018 and decreased its other assets by $994,574 through the disposition and impairment of equipment related primarily to its discontinued contract mining operation.

Total liabilities were $3,694,704 at December 31, 2009 compared to $2,309,118 at December 31, 2008.  Current liabilities were $1,338,993 at December 31, 2009 versus $951,225 at December 31, 2008.  The increase was due primarily to a $305,656 increase in accounts payable and accrued liabilities resulting from greater expenses related to the exploration of the Dragon Mine and a $150,500 increase in stock awards payable.  The increase in total liabilities was also driven by a $1,236,667 increase in notes payable due to the issuance of 10% PIK Convertible Notes due 2018, partially offset by a $140,722 decline in liabilities related to discontinued operations.

Our principal source of cash flow during the year 2009 was from the sale of $5.05 million of 10% PIK Convertible Notes due 2018 and proceeds raised from the sale of certain equipment related to our discontinued contract mining operation.  We expect to rely on credit facilities and public or private sales of equity for additional cash flow until we produce enough revenue to fund our operations with internally generated cash flow.

Cash flows used by operating activities for the twelve months ended December 31, 2009 was $4,454,779 compared to $3,696,836 for the same period in 2008, an increase of $757,943.  This increase in the use of cash was driven primarily by a $1,345,805 increase in net loss for the twelve months ended December 31, 2009 compared to the same period in 2008, partially offset by $365,341 of amortization of PIK Note discounts and $282,587 of interest expense paid in additional PIK Notes.

The cash provided by investing activities for the twelve months ended December 31, 2009 was $307,396, compared to $98,423 in the same period in 2008, a difference of $208,973.  This difference was attributed to an increase in cash flow generated from the sale of assets related to discontinued operations of $335,941, partially offset by $2,194 used to purchase land and $122,580 used to purchase equipment in 2009.

Cash flow from financing activities for the twelve months ended December 31, 2009 was $4,829,248 compared to $3,290,793 for the same period in 2008, a difference of $1,538,455. During 2009 the Company issued $5.05 million of 10% PIK Convertible Notes due 2018.  During 2008, the Company raised $1,000,000 through the sale of 10% PIK Convertible Notes due 2018 and raised $2,500,000 through the sale of common stock.

ISSUANCE OF CONVERTIBLE DEBT

In December 2008, April 2009, May 2009, July 2009 and October 2009, the Company sold to accredited investors, in aggregate, $6,050,000 principal amount of Series 10% PIK-Election Convertible Notes due 2018 (the “Notes”) at a conversion prices of between $0.35 and $1.00 per share (the “Conversion Price”) and entered into a Registration Rights Agreement in connection with the shares of common stock to be issued upon conversion of the Notes.  The principal under the Notes is due December 15, 2018 subject to earlier acceleration or conversion of the Notes as described below.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2009.  On November 13, 2009, the December 2008, April 2009 and May 2009 Notes were converted into 10,513,809 shares.

The remaining Notes may be converted at the option of the Noteholder at any time.  The Notes may be converted by the Company when (i) the average closing bid price or market price of the Company’s common stock for the preceding five (5) trading days is above the Conversion Price and (ii) a registration statement is effective and available for resale of all of the converted shares or the Noteholders may sell such shares under Rule 144 under the Securities Act.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonable likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

BOARD OF DIRECTORS

The following table provides the names, positions, ages and principal occupations of our directors.

Name and Position with The Company	Age	Director/Officer Since	Principal Occupation

Andre Zeitoun	37	Chief Executive Officer, President and Director since January 2009	President, Chief Executive Officer and Director of Company
John Levy	54	Non-Executive Chairman since August 2009 and Director since January 2008	CEO of Board Advisory
David A. Taft	53	Director since October 2008	President, IBS Capital LLC
Morris Weiss	50	Director since January 2008	Managing Director Investment Banking at MDB Capital Group
Evan D. Stone	38	Director since August 2009	Partner, Lee & Stone

Andre Zeitoun, Chief Executive Officer, President, Director. Mr. Zeitoun is manager of Material Advisors LLC (“Material Advisors”), which provides managerial services to the Company pursuant to a Management Agreement entered into as of January 1, 2009.  Mr. Zeitoun was elected as a director and as CEO pursuant to the terms of the Management Agreement as described in “Related Party Transactions.”

Mr. Zeitoun was a Portfolio Manager at SAC Capital/CR Intrinsic Investors from March 2007 through December 2008.  At SAC, he led a team of six professionals and managed a several hundred million dollar investment portfolio focused on companies that required a balance sheet recapitalization and/or operational turnaround.  Many of these investments required Mr. Zeitoun to take an active role in the turnaround process.  From 2003 to 2006, Mr. Zeitoun headed the Special Situations Group at RBC Dain Rauscher as a Senior Vice President and head of the division.  He managed all group matters related to sales, trading, research and the investment of the firm’s proprietary capital.  From 1999 to 2003 Mr. Zeitoun was a Senior Vice President at Solomon Smith Barney.  In this role, Mr. Zeitoun led a Special Situations sales trading research team serving middle market institutions.  Mr. Zeitoun is a graduate of Canisius College.

John Levy, Non-Executive Chairman and Director.  Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory, a consulting firm that advises companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies.  From November 2005 to March 2006, Mr. Levy served as Interim Chief Financial Officer of Universal Food & Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007.  From November 1997 to May 2005, Mr. Levy served as Chief Financial Officer of MediaBay, Inc., a NASDAQ company and provider of spoken word audio content.  While at MediaBay, he also served for a period as its Vice Chairman.

Mr. Levy is a director and Chairman of the Audit Committee of Take-Two Interactive Software, Inc., a publicly traded company that develops, markets, distributes and publishes interactive entertainment software games; Lead Director and Audit Committee Chairman of Gilman Ciocia, Inc, a financial planning and tax preparation firm; a director of PNG Ventures, Inc., which, through its subsidiaries, engages in the production and wholesale distribution of vehicle-quality liquid natural gas in the western United States serving airports, public transit, refuse, seaports, regional trucking, taxis, and government fleets markets; PNG filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on September 10, 2009.

Mr. Levy is a director and a member of the Audit Committee of Applied Energetics, Inc, which specializes in the development and application of high power lasers, high voltage electronics, advanced optical systems, and energy management systems technologies.

Mr. Levy is a Certified Public Accountant with nine years experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath, and Grant Thornton.  Mr. Levy has a B.S. degree in economics from the Wharton School of the University of Pennsylvania and received his M.B.A. from St. Joseph's University (PA).

David A. Taft, Director.  Mr. Taft is the President of IBS Capital LLC, a private investment company based in Boston, Massachusetts which he founded in 1990.  Prior to founding IBS Capital LLC, Mr. Taft spent ten years working in corporate finance with Drexel Burnham Lambert, Winthrop Financial and Merrill Lynch.  Mr. Taft is a graduate of Amherst College and Amos Tuck School of Business Administration at Dartmouth College.

Morris D. Weiss, Director.  During the period from November 1, 2008 until April 30, 2009, Mr. Weiss served as Chief Restructuring Officer of the Company and since then has served as a consultant with respect to the settlement of certain litigation.

Since May 2009, Mr. Weiss has been Managing Director of Investment Banking at MDB Capital Group.  From 2002 to 2008, Mr. Weiss was Managing Director and Head of Investment Banking for Tejas Securities Group, Inc.  From 1997 to 2001, he served as Senior Vice President and General Counsel for National Bancshares Corporation of Texas (AMEX: NBT), which was sold at the end of 2001.  Before that Mr. Weiss was a partner at the law firm of Weil, Gotshal & Manges, LLP in the Business Finance and Restructuring Department, where he practiced for more than 11 years, the last three as a partner.   Mr. Weiss has tendered his resignation as Managing Director of MDB Capital Group effective April 16, 2010 and plan to join IP Navigation Group, LLC as a Managing Director effective April 19, 2010.

Mr. Weiss holds a BS in Finance from Babson College and a JD from South Texas College of Law, and is licensed to practice law in Texas, New York and Florida.  He also holds the series 7, 24 and 63 securities licenses.

Evan D. Stone, Director. Mr. Stone has represented hedge funds, private equity funds, venture capital funds and public and private corporations on a wide range of sophisticated corporate and securities matters.  Mr. Stone is co-founder of Lee & Stone LLP, a Dallas based law firm specializing in services for the investment community.  Prior to co-founding Lee & Stone in 2009, Mr. Stone served as Vice President and General Counsel for Dallas-based investment manager, Newcastle Capital Management, L.P., which Mr. Stone joined in 2006.  Prior to Newcastle, from 2003 through 2006, Mr. Stone worked in the mergers and acquisitions department of the international law firm Skadden Arps Slate Meagher & Flom LLP in New York.  Prior to Skadden, Mr. Stone served as a member of the investment banking department at Merrill Lynch & Co. and Vice President, Corporate Development at Borland Software, Inc.  In addition to his work on behalf of investors at Lee & Stone, Mr. Stone currently serves as General Counsel and Secretary of Wilhelmina International, Inc., a leading model and artist management firm, to which offices he was appointed in 2009.  Mr. Stone is also a director of Wilhelmina.

Mr. Stone received his BA from Harvard University and a joint JD/MBA from the University of Texas at Austin.

Committees

We do not have nominating, auditing or compensation committees and there were no procedures by which shareholders might recommend nominees to the Board of Directors.  Rather the Board of Directors as a whole performs the functions which would otherwise be performed by the audit, compensation and nominating committees.  Our board views the addition of standing audit, compensation and nominating committees as an unnecessary additional expense and process to the Company given its stage of development.  In 2008, a Special Committee was formed, initially consisting of Mr. Levy and later Mr. Weiss, to (i) review and investigate the conduct of the prior management of the Company and any issues arising there from and (ii) review and evaluate the Company’s business, financial condition, assets, strategy, prospects and management and recommend to the Board various alternatives to improve the Company’s performance and prospects.  The Special Committee met approximately nine times in 2008.  The Special Committee met twice in 2009.

Director Independence

The only directors deemed to be independent under the independence standards of Nasdaq are Messrs. Levy and Stone.  They are also independent under the enhanced independence standards of Section 10A-3 of the Securities Exchange Act.  Messrs. Zeitoun, Taft and Weiss are not independent under the Nasdaq standards of independence.  Mr. Zeitoun is an employee.  Mr. Taft is the president of IBS Capital LLC, which owned approximately 24.7% of the Company’s common stock at April 1, 2010.   Mr. Weiss was a consultant who served as Chief Restructuring Officer from November 2008 through April 2009 and continued to serve as a consultant in 2009.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Levy is an audit committee financial expert as this term is defined in the rules of the Securities and Exchange Commission and is independent under the independence standards of Nasdaq and the enhanced independence standards of Section 10A-3 of the Securities Exchange Act.

DIRECTOR COMPENSATION

The following sets forth compensation (1) to the persons who served as directors in 2009.

Name	Fees Earned or Paid in Cash		Stock Awards		Total ($)

John Levy (2)		$42,500		$7,813		$50,313

Morris D. Weiss (3)		$30,000		$10,000		$40,000

David Taft		$40,000	$	- 0 -		$40,000

Andre Zeitoun	$	- 0 -	$	- 0 -	$	- 0 -

Evan Stone (3)		$7,500		$7,500		$15,000

(1) Each director, except for the Chairman, is paid $10,000 at the beginning of each calendar quarter in cash, stock or a combination of both.

(2) John Levy was elected Chairman of the Board of Directors of Applied Minerals, Inc. in August 2009.  As Chairman he is paid $12,500 at the beginning of each calendar quarter and was awarded 125,000 5-year options to purchase stock at $0.70 per share.  The options began vesting, on a quarterly basis, beginning October 2009.  The value of Mr. Levy’s 31,250 options was $7,813 at December 31, 2009.

(3) For the year ended December 31, 2009, aggregate stock awards for director compensation were as follows:  Mr. Weiss – 68,493 shares; Mr. Stone - 26,722 shares.

EXECUTIVE OFFICERS

The only executive officers of the Company are Andre Zeitoun and Christopher T. Carney.  Information about them is set forth below.

Name and Position with The Company	Age	Director/Officer Since	Principal Occupation

Andre Zeitoun	37	January 2009	President, Chief Executive Officer and Director of Company

Christopher T. Carney	39	February 2009	Interim Chief Financial Officer

Andre Zeitoun, Chief Executive Officer, President, Director. Mr. Zeitoun is manager of Material Advisors LLC (“Material Advisors”), which provides managerial services to the Company pursuant to a Management Agreement entered into as of January 1, 2009.  Mr. Zeitoun was elected as a director and as CEO pursuant to the terms of the Management Agreement as described in “Related Party Transactions.”

Mr. Zeitoun was a Portfolio Manager at SAC Capital/CR Intrinsic Investors from March 2007 through December 2008.  At SAC, he led a team of six professionals and managed a several hundred million dollar investment portfolio focused on companies that required a balance sheet recapitalization and/or operational turnaround.  Many of these investments required Mr. Zeitoun to take an active role in the turnaround process.  From 2003 to 2006, Mr. Zeitoun headed the Special Situations Group at RBC Dain Rauscher as a Senior Vice President and head of the division.  He managed all group matters related to sales, trading, research and the investment of the firm’s proprietary capital.  From 1999 to 2003 Mr. Zeitoun was a Senior Vice President at Solomon Smith Barney.  In this role, Mr. Zeitoun led a Special Situations sales trading research team serving middle market institutions.  Mr. Zeitoun is a graduate of Canisius College.

Christopher T. Carney, Interim Chief Financial Officer and Secretary.  Pursuant to the Management Agreement between Material Advisors LLC and the Company, he was appointed to his position as Interim Chief Financial Officer in February 2009.  He was appointed Secretary in November 2009.

From March 2007 until December 2008, Mr. Carney was an analyst at SAC Capital/CR Intrinsic Investors, LLC, a hedge fund, where he evaluated the debt and equity securities of companies undergoing financial restructurings and operational turnarounds.  From March 2004 until October 2006, Mr. Carney was a distressed debt and special situations analyst for RBC Dain Rauscher Inc., a registered broker dealer.  Mr. Carney graduated with a BA in Computer Science from CUNY-Lehman College and an MBA from Tulane University.

EXECUTIVE COMPENSATION

Introduction

The Board of Directors has not created a separate compensation committee or a charter for such committee and the Board of Directors as a whole acts as a compensation committee.  The Board of Directors does not believe a separate compensation committee is needed in view of the size of the Company, the involvement of the Board of Directors in Company affairs, and the history and structure of executive compensation.  Persons whose compensation is being determined or negotiated by the Board of Directors do not participate in the Board deliberations.  The Board has not used compensation consultants.

Executive Compensation

The following Summary Compensation table contains information about the compensation received by the executive officers and highly paid employees for the fiscal years ended December 31, 2009 and 2008.

Summary Compensation Table

				Equity
Name and		Salary	Bonus	Awards	Total
Principal Position	Year	($)	($)	($)(1)	($)

Andre Zeitoun, President, CEO,	2009	- 0 -	- 0 -	- 0 -	- 0 -
Director (2)	2008

Christopher T. Carney, Interim CFO	2009	- 0 -	- 0 -	- 0 -	- 0 -
(2)	2008

Morris D. Weiss	2009	66,668	100,000	118,532	285,200
Chief Restructuring Officer (3)	2008	80,000	- 0 -	44,634	124,634

Barbara Suveg
Interim Corporate	2009	132,044	- 0 -	- 0 -	132,044
Secretary, Accountant	2008	182,070	- 0 -	- 0 -	182,070

(1) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to each of the in 2008 in accordance with SFAS 123R.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 8 to the Notes to Consolidated Financial Statements found in Item 15, Part IV of this document. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

 (2) Messrs. Zeitoun and Carney received no direct compensation from the Company.  Each is a partner of Material Advisors LLC, a consulting firm that provides managerial services to the Company pursuant to a Management Agreement entered into on January 1, 2009 and effective for a two-year period.  Applied Minerals, Inc. paid Material Advisors, LLC a $1 million management fee in 2009.  The Management Agreement also granted Material Advisors, LLC 6,583,277 options to purchase common stock at $0.70 per share with a ten-year term.  The options vest equally over 36 months starting on the effective date of the Management Agreement.  A copy of the Management Agreement was filed as an 8-K on January 7, 2009.  The value of the options vested to Material Advisors in 2009 was $127,277.

(3) Mr. Weiss served as Chief Restructuring Officer from the period November 1, 2008 to May 1, 2009 and as a consultant thereafter. The Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Weiss, a director, on November 1, 2008 pursuant to which Mr. Weiss served as Chief Restructuring Officer for a period of six months. The Consulting Agreement provided that Mr. Weiss’ duties included: (i) oversight and management of (1) pending and anticipated securities, corporate, insurance and other significant litigation involving the Company or its affiliates,  (2) the disposition of the contract mining business and such other businesses and entities in which the Company holds an interest as may be determined by the Board, and (3) such other matters as agreed upon by Mr. Weiss and the Board; (ii) advising the Board and senior management of the Company with respect to other significant restructuring matters, and (iii) such other duties and responsibilities on which the Board and the Consultant shall mutually agree.

(The Consulting Agreement provided for compensation in the form of stock options and cash.  The stock option compensation under the Agreement was 550,000 options to acquire Company common stock with an exercise price of $0.70 per share and expiring in ten years. 250,000 options vested during the term of the Agreement and 300,000 options would vest at the end of the Agreement unless the Board determined that Mr. Weiss’ performance was not satisfactory, in which case the number of options awarded was in the discretion of the Board.  The reported closing price of the Company’s stock on October 31, 2008 was $0.28.  The board concluded that Mr. Weiss’ performance was more than satisfactory and thus 300,000 options vested at the end of the Consulting Agreement (for a total of 550,000 options as provided under the agreement). The cash compensation under the Agreement was $100,000 during the term of the Consulting Agreement plus a bonus of up to $100,000, the award of which was dependent on a Board determination as to whether Mr. Weiss’ performance was satisfactory and the amount of such bonus was in the discretion of the Board.  The board determined that Mr. Weiss’ performance was more than satisfactory thus the amount of the cash bonus was $100,000 and the Board and Mr. Weiss agreed would be payable in six monthly installments.

In addition, on May 1, 2009, Mr. Weiss agreed to review the documentation to be generated in connection with the negotiation of the final settlement agreements in the class action in which the Company was a defendant and the insurance coverage litigation involving the Company.  As compensation for such services, the Board granted Mr. Weiss 100,000 options to acquire Company common stock with an exercise price of $0.70 per share, expiring in ten years, and vesting on completion of the final settlement agreements.  The reported closing price of the Company’s stock on April 30, 2009 was $0.49.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

The following table provides information on the holdings as of December 31, 2009 of stock options granted to the named executive officers.  This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

Outstanding Equity Awards at Fiscal Year End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Andre Zeitoun (1)		- 0 -	- 0 -	- 0 -

Christopher T. Carney (1)		- 0 -	- 0 -	- 0 -

Michael T. Lyon	06/30/2008	50,000	- 0 -	- 0 -	$0.65	06/30/2013
	09/08/2008	25,000	- 0 -	- 0 -	$0.71	09/08/2013

Morris D. Weiss (2)	11/01/2008	550,000	- 0 -	- 0 -	$0.70	10/31/2019
	5/01/2009	100,000	- 0 -	- 0 -	$0.70	5/01/2019

(1) Messrs. Zeitoun and Carney have not been granted options directly by the Company. Each is a partner of Material Advisors LLC, a consulting firm that provides managerial services to the Company pursuant to a Management Agreement entered into on January 1, 2009 and effective for a two-year period.  Per the terms of the Management Agreement, the Company granted Material Advisors, LLC 6,583,277 options to purchase common stock at $0.70 per share with a ten-year term.  The options vest ratably over 36 months beginning on the effective date of the Management Agreement.  A copy of the Management Agreement was filed as an 8-K on January 7, 2009.

(2) See information in footnote 3 to the Summary Compensation Table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, the Company did not have a compensation committee and the board performed that function.   Andre Zeitoun, CEO, participated in the deliberations concerning the compensation of Morris Weiss.

SECURITIES OWNERSHIP

The following discussion sets forth information regarding share ownership of certain shareholders and management.

Authorized Shares
As of April 1, 2010 , the Company had:

•	120,000,000 authorized shares of Common Stock
•	67,084,579 issued shares of Common Stock
•
79,838,279 issued shares of Common Stock when including the exercise of outstanding stock options and warrants and the conversion of the outstanding 10% PIK Election Convertible Notes “PIK Notes” through maturity.

Ownership Tables
The following table sets forth, as of April 1, 2010 , information regarding the beneficial ownership of our common stock with respect to each of the named executive officers, each of our directors, each person known by us to own beneficially more than 5% of the common stock, and all of our directors and executive officers as a group.  Each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  The percentage of common stock beneficially owned is based on 67,084,579 shares of common stock outstanding as of April 1, 2010 plus an individual’s shares subject to options and warrants granted after December 31, 2008 that have vested and shares issuable on conversion of PIK Notes.

	Number of Shares of	Percentage of Common
	Common Stock	Stock Beneficially
Name and Address (1)	Beneficially Owned (2)	Owned

Andre Zeitoun (3) (4) (5)	3,310,951	4.7%
John Levy (4)	189,707	*
Morris D. Weiss (4)(6)	831,342	1.2%
David A. Taft (4) (7) (8)	16,584,840	24.7%
Evan Stone (4)	41,039	*
Christopher T. Carney (3) (5)	1,487,797	2.2%
Barbara Suveg (9)	100	*
All Officers and Directors as a Group	22,445,776	32.8%

IBS Capital LLC	16,584,840	24.7%
Material Advisors, LLC	6,684,706	10.0%

* Less than 1%

(1)	Unless otherwise indicated, the address of the persons named in this column is c/o Atlas Mining Company, 110 Greene Street, Suite 1101, New York, NY 10012.
(2)
Included in this calculation are shares deemed beneficially owned by virtue of the individual’s right to acquire them within 60 days of the date of this report that would be required to be reported pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.  Except as noted below, all shares are owned directly and the person has sole voting power.

(3)	Executive Officer.
(4)	Director.
(5)
Number of shares includes shares issuable to Material Advisors on the exercise of options that have vested or will vest within 60 days of April 1, 2010 .  Shares attributed to each of Messrs. Zeitoun, and Carney reflect ownership interests in Material Advisors.   Number of shares for Mr. Zeitoun also includes the shares represented by his ownership of $50,000 face of 10% PIK Convertibles notes due 2018.

(6)	Number of shares includes options to acquire 550,000 shares of Company Stock granted in October 2008 and 100,000 shares of Company Stock granted in May 2009.
(7)
Mr. Taft is the president of IBS Capital LLC.  He has beneficial ownership of shares owned by funds of which IBS Capital LLC is the general partner or investment manager , having sole voting and investment power.

(8)
IBS Capital LLC, One International Place, Boston, Massachusetts 02110, is the beneficial owner of shares held by funds it manages by virtue of the right to vote and dispose of the securities.  One fund, The IBS Turnaround Fund (QP) (A Limited Partnership), owned shares or 14.1% of outstanding shares at April 1, 2010 .  Another fund, The IBS Turnaround Fund (A Limited Partnership), owned or 6.5% of the outstanding shares at April 1, 2010 .   Mr. Taft is president of IBS Capital LLC.  Another fund, The IBS Opportunity Fund (BVI), Ltd, owned shares, 4.1% of the outstanding shares as of April 1, 2010.

(9)	Functioned as principal accounting officer during 2008.

RELATED PARTY TRANSACTIONS

Review, Approval Or Ratification Of Transactions With Related Persons

Our Board of Directors has a written policy whereby it reviews any transaction involving the Company and a related party before the transaction or upon any significant change in the transaction or relationship.  There are no limitations on the types of transactions, except for ordinary business travel and entertainment.  There are no set standards other than fairness.  For these purposes, a related party transaction includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission.

Transactions With Related Persons

Stock Purchase Transactions
David A. Taft, a director, is the president of IBS Capital LLC (“IBS”), a Massachusetts limited liability company, whose principal business is investing in securities.  IBS is the general partner of the IBS Turnaround Fund (QP), which is a Massachusetts limited partnership, and IBS Turnaround Fund (LP), which is a Massachusetts limited partnership.  Set forth below are purchases of Common Stock from the Company by the funds since January 1, 2008:

Date of Purchase	IBS Turnaround Fund (QP)	IBS Turnaround Fund (LP)	Price Per Share
May 23, 2008	413,262	170,071	$0.60
June 27, 2008	1,538,685	461,315	$0.50
September 23, 2008	1,019,265	680,735	$0.50

The closing market prices on the purchase dates were $0.63, $0.62, and $0.50 per share, respectively.  Mr. Taft was not a director at the time of the transactions.

PIK Note Transactions

From December 2008 and through October 2009, the Company has sold $6,050,000 of 10% PIK Election Convertible Notes due December 15, 2018 (“PIK Notes”) in five tranches.  The notes varied only as to the conversion price, which in each case was at or above the market price on the date of sale.  The conversion prices range from $0.35 to $1.00.  Such notes are convertible into shares of Company common stock at the conversion price per share at any time after the Company has authorized sufficient shares to convert all such amounts outstanding under the notes into common stock.  The December 2008, April 2009, May 2009 and July 2009 PIK Notes have been converted into common stock at their respective conversion prices per share at the time of this report.  Interest payments due on the PIK Notes through December 15, 2009 have been paid by the issuance of additional PIK Notes.

The principal under the outstanding notes is due December 15, 2018 subject to earlier acceleration or conversion of the notes as described below. The notes bear interest at the rate of 10% per annum payable (including by issuance of additional in-kind notes) semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2009.  The number of shares issued on conversion of a note will be derived by dividing the principal and accrued interest on the note by the conversion price (the “Strike Price”). The Strike Price will be subject to adjustment in the event of a dividend or distribution on Company’ common stock in shares of common stock, subdivision or combination of Company outstanding common stock, or reclassification of Company’s outstanding common stock.  A noteholder may accelerate the entire amount due under its note upon the occurrence of certain events of default or, after July 1, 2010, in the event there is insufficient common stock available for conversion of all the notes in the Series.

A total of 10,838,002 shares have been issued on conversion of certain PIK notes as of April 1, 2010 .  All of the Notes discussed below have been converted.

The following table sets forth purchases of PIK Notes by Mr. Zeitoun personally.

Date of Purchase	Principal Amount	Conversion Price per Share	Shares Issued on Conversion

December 31, 2008	$50,000	$0.35	156,167

The closing market prices on the trading day immediately before the purchases were $0.14 and $0.55 per share, respectively.

The following table sets forth purchases of PIK Notes by Material Advisors, of which Mr. Zeitoun is Manager.

Date of Purchase	Principal Amount	Conversion Price per Share	Shares Issued on Conversion

April 8, 2009	$25,000	$0.35	75,749
May 4, 2009	$15,000	$0.50	31,598

The closing market prices on the trading day immediately before the purchase were $0.25 per share.

Set forth below is information about purchases of 10% PIK Election Notes by IBS Turnaround Fund (QP) and IBS Turnaround Fund (LP).

	Purchaser and Principal Amount
Date of Purchase	IBS Turnaround Fund (QP)	IBS Turnaround Fund (LP)	Conversion Price per Share	IBS Turnaround Fund (QP)	IBS Turnaround Fund (LP)

December 30, 2008	$360,000	$140,000	$0.35	1,124,400	437,267
May 4, 2009	$320,000	$180,000	$0.50	674,085	379,173

The closing market prices on the trading day immediately before the purchases were $0.14 and $0.55 per share, respectively.

Agreement with William Jacobson

On April 26, 2009, the Company entered into a release and settlement agreement with William T. Jacobson, formerly Chairman and CEO of the Company until June 30, 2008 and certain members of his family.  The Company agreed to pay (i) up to $293,000 in defense of the class action litigation, Benson v. Atlas Mining Company (“Class Action Litigation”) and (ii) $170,000 upon complete resolution of the Class Action Litigation, the amounts are expected to be funded by the proceeds of the Company’s insurance policies.  William Jacobson waived all claims under any potentially applicable insurance policy issued to the Company and transferred to the Company 3,044,083 shares of Company common stock within three business days of approval by the court of the settlement of certain class action litigation, which is still pending.  The agreement provides for mutual releases of all claims.

Agreement with Ronald Price

On December 12, 2008, Ronald Price resigned as a director of the Company and as an officer and director of one of the Company’s subsidiaries pursuant to the terms of a separation agreement (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Price agreed to render certain cooperation and services.  Pursuant to the Separation Agreement, until March 1, 2009, he was paid amounts equal to the compensation under his employment agreement with the subsidiary, which employment agreement was terminated by the Separation Agreement (at the rate of $200,000 per year).  For the period from March 1, 2009 to February 28, 2010, he was paid $50,000, such amount to be paid in monthly installments of $4,167.

Management Agreement with Material Advisors

Messrs. Zeitoun and Carney were appointed to positions with the Company pursuant to an agreement with Material Advisors, of which they are members and owners.

On December 30, 2008, the Company entered into a Management Agreement with Material Advisors, a management services company (“Manager”).  The Management Agreement has a term ending on December 31, 2010 with automatic renewal for successive one-year periods unless either Manager or Company provides 90 days prior notice of cancellation to the other party or pursuant to the termination provisions of the Management Agreement.  Under the Management Agreement, Manager is to perform or engage others, including Mr. Zeitoun, a principal of Manager, Christopher T. Carney and Eric Basroon (“Management Personnel”) to perform senior management services including such services as are customarily provided by a chief executive officer but not (unless otherwise agreed) services customarily provided by a chief financial officer (it was subsequently agreed to have Mr. Carney perform as Interim Chief Financial Officer).  Pursuant to the Management Agreement, Andre Zeitoun is serving as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors.

The services provided by Manager include, without limitation, consulting with the Board of Directors of the Company and the Company’s management on business and financial matters, including matters related to (i) new business development, creating and implementing the Company’s business plan and overseeing and supervising the Company’s operations, (ii) preparation of operating budgets and business plans, (iii) Company’s corporate and financial structure, (iv) formulation of long term business strategies, (v) recruiting senior management, (vi) financing, (vii) transactions with third parties, including mergers and acquisitions, (viii) evaluating potential sale or exit opportunities, structuring and negotiating a sale of the Company, or leveraged recapitalization, and (ix) resolving investigations and litigation involving the Company.

Manager is paid an annual fee of $1,000,000 per year for the three-year term of the Management Agreement, payable in equal monthly installments of $83,333.  Manager will be solely responsible for the compensation of the Management Personnel and the Management Personnel will not be entitled to any direct compensation or benefits from the Company (including in the case of Mr. Zeitoun, for service on the Board).  The Management Agreement does not specify the levels of compensation to Messrs. Zeitoun or Carney. Additionally, the Company granted Manager non-qualified stock options to purchase, for $0.70 per share (the “$0.70 Option”) a number of shares of the Company equal to 10% of the outstanding common stock of the Company on a fully diluted basis (which shall vest in equal monthly installments over three years).  On December 31, 2008, the closing stock price of the Company’s Common Stock was $0.15.  The following sets forth the treatment of the $0.70 Option in the event of a “going private transaction.”  Upon the consummation of a transaction resulting in (i) the Company ceasing to be a SEC reporting company, or having less than 300 shareholders of record and (ii) David A. Taft, IBS Capital LLC, The IBS Turnaround Fund L.P., The IBS Turnaround Fund (QP), The IBS Opportunity Fund (BVI). Ltd., or any of their affiliates or related entities own in the aggregate more than 50% of the outstanding equity capital of the Company immediately following such transaction (a “Going Private Transaction”), the $0.70 option will be cancelled and replaced by a non-qualified option (the “Going Private Option”), accompanied by a tandem stock appreciation right (the “SAR”).  The Going Private Option will provide Manager the right to purchase the same percentage of Company’s(or its successor’s) outstanding shares of common stock after giving effect to the going private transaction that were subject to the $0.70 Option.  The SAR will entitle Manager to receive either shares of common stock or cash equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share under the SAR.  The exercise price of the Going Private Option and the base price under the SAR will be the fair market value per share to be paid in the Going Private Transaction to shareholders who are not investing in the going private vehicle.  The term of the $0.70 Option, the Going Private Option and the SAR will be 10 years.  During such periods, the Going Private Option and the SAR will be fully exercisable.

Forbearance Agreement

The Company and certain of its former officers were defendants in a class action In Re Atlas Mining Company Securities Litigation (the “Class Action”), whose settlement has been approved by the court.  As an accommodation to facilitate the settlement of the Class Action, the following persons (the “Forbearing Shareholders”) entered into a Forbearance Agreement whereby they agreed not to submit claims for damages relating to shares that they own or control and that would otherwise eligible to participate in the settlement: David Taft; The IBS Turnaround (QP) Fund (A Limited Partnership), the IBS Turnaround Fund (A Limited Partnership), The IBS Opportunity Fund (BVI), Ltd.  (the prior three hereafter collectively “IBS”); Andre Zeitoun (the Company’s CEO), Chris Carney (the Company’s Interim CFO), and Eric Basroon (an employee of Material Advisors LLC).  The Forbearance Agreement provided that:

In consideration for the forbearance and release, relinquishment, and discharging set forth above, the Company, by and through the disinterested directors, may, in its sole discretion, choose to provide an amount of compensation to the Forbearing Shareholders that it determines in its business judgment is appropriate.  Compensation provided to Forbearing Shareholders shall not exceed the amount to which the Forbearing Shareholders would be entitled if they were Settling Class Members who submitted claims and were compensated under the Plan of Allocation.

Prior to the time that the Forbearing Shareholders entered into the Forbearance Agreement, certain members of the Board of Directors, without taking formal action as a Board, acknowledged that the Forbearing Shareholders were accommodating the Company in a manner not required and should be compensated “as if” they had submitted claims as class members in the Settlement and this acknowledgement was communicated to the Forbearing Shareholders.

The Board subsequently appointed a committee of disinterested directors to determine whether compensation should be paid, the amount of any such compensation, and whether to pay compensation in cash or Common Stock.   The committee consists of John Levy, Morris Weiss, and Evan Stone.

On March 29, 2010, the committee adopted resolutions designed to treat the Forbearing Shareholders as if they had participated in the settlement.

To achieve this goal, damages of each Forbearing Shareholder were computed using the formula for determining damages in the Class Action.  Damages per share are lesser of $0.84 or the difference between the purchase price and $0.80.  The damages for each Forbearing Shareholders are approximately as follows:  Taft - $0; IBS - $3,564,657; Zeitoun - $479,411; Carney - $231,735; and Basroon - $89,250.   The aggregate damages for all of the Forbearing Shareholders are approximately $4,365,053.

The amount payable as compensation to the Forbearing Shareholders in the aggregate will be an amount equal to the Net Settlement Fund in the Class Action (approximately $800,000) multiplied by the fraction in which the numerator is the aggregate damages of the Forbearing Shareholders and the denominator is the sum of (i) the aggregate damages of the Forbearing Shareholders and (ii) the dollar amount of claims actually submitted by shareholders against the Net Settlement Fund in the Class Action (this amount is different form the total damages of all shareholders other than the Forbearing Shareholders).

The deadline for submitting claims in the Class Action is May 6, 2010, so the amount that will be payable to the Forbearing Shareholders will not be known until that time.  The amount payable to the Forbearing Shareholders varies depending on the dollar amount of claims actually submitted in the Class Action, the higher the dollar amount of claims submitted in the Class Action, the lower the amount payable to the Forbearing Shareholders.  By way of example, if no claims at all were submitted by shareholders in the Class Action, the amount payable to all of the Forbearing Shareholders would be $800,000; if $3,000,000 in claims are submitted in the Class Action, the amount payable to the Forbearing Shareholders would be $474,136.

In order to minimize the amount payable to the Forbearing Shareholders, the committee of disinterested directors has proposed the use of a third party to contact shareholders holding material amounts of shares to determine whether they are eligible to participate in the settlement, and if so, whether they have submitted claims and, if they have not, to encourage them to submit claims.

The committee of disinterested directors has determined that compensation to the Forbearing Shareholders will be paid in Common Stock of the Company.  The shares will be valued at the market price of the Company’s Common Stock as of the closing price on the first date on which the distribution agent in the Class Action sends or delivers distributions from the Net Settlement Fund to shareholders who have submitted claims.

If the Forbearing Shareholders had not entered into the Forbearance Agreement, they believe that the Company may not have been able to settle the Class Action on the favorable terms that it did.  The damages suffered by the Forbearing Shareholders, based on an estimate of total damages provided by counsel to the plaintiffs in the Class Action, represented a majority of the total damages of the class.  The plaintiff’s counsel required a representation by the Company that any damages paid by the Company to the Forbearing Shareholders not exceed amounts granted to the class.  The Forbearing Agreement had the effect of making the entire Net Settlement Fund available to other shareholders.  The Forbearing Shareholders believe that if they did not enter into the Forbearance Agreement, plaintiffs would have insisted on a significantly higher settlement amount and this in all likelihood would have forced the Company to raise additional capital by selling stock at, what they believed to be, unfavorable terms at the time.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock covered by this prospectus.  The Company will, however, will receive $5,217,880 assuming the exercise of all options held by the selling shareholders.  Proceeds may be less if any portion of the outstanding options and warrants to purchase Common Stock of the Company are exercised using a cashless method.

PRICE RANGE OF OUR COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our common stock is quoted on National Association of Securities Dealers, Inc. Over-the-Counter Electronic Bulletin Board (the “OTCBB”) and on pinksheets.com under the symbol “AMNL”.  Before our recent name change, our stock was quoted under the symbol “ALMI”.  From December 2007 to September 2009, our common stock was quoted on the Pink Sheets, and before that on the OTCBB.

The following table sets forth the high and low bid quotations per share of our common stock for the periods indicated. The high and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

2007	High ($)	Low ($)
First Quarter	2.08	1.54
Second Quarter	2.98	1.81
Third Quarter	2.92	1.65
Fourth Quarter	1.70	0.53

2008	High	Low
First Quarter	0.80	0.53
Second Quarter	0.78	0.53
Third Quarter	0.73	0.45
Fourth Quarter	0.47	0.135

2009	High	Low
First Quarter	0.30	0.17
Second Quarter	0.69	0.24
Third Quarter	0.90	0.42
Fourth Quarter	0.94	0.55

2010	High	Low
First Quarter	0.93	0.58

Source:  http://www.nasdaq.com

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 67,084,579 shares of common stock and no shares of preferred stock were issued and outstanding as of the date of this prospectus.

Set forth below is a description of certain provisions relating to our capital stock.  For additional information regarding our stock please refer to our Certificate of Incorporation and Bylaws.

Common Stock
Each share of common stock entitles the holder to one vote on each matter that may come before a meeting of the stockholders.  There is no right to cumulative voting; thus, the holders of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.

In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock.  Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.

The payment of dividends on our common stock is, therefore, unlikely in the foreseeable future.  The board of directors is not classified. When shares are issued and fully paid for, the shares are not subject to liability to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.  There are no restriction son alienability of the securities to be registered; and (xi) any provision discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities.

The Delaware General Corporation Law (“GCL”) has a provision called “Business Combinations with Interested Stockholders Act.”  The Delaware provision is not applicable to corporations with less than 2,000 record stockholders, unless the corporation elects to be covered.  Atlas Delaware has only about 1,560 record stockholders.  Atlas Delaware has elected to be governed by the Business Combinations with Interested Stockholders Act.  The Delaware GCL has no provision similar to the Idaho’s Control Share Acquisition Act.

The Delaware Business Combinations with Interested Stockholders Act generally operates to prevent a wide variety of transactions between the corporation, on one hand, and an “interested shareholder” and its affiliates, on the other hand.  It generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an” interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date the Board of Directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation excluding shares owned by officers or directors of the corporation and by certain employee stock plans, or (iii) on or after such date the business combination is approved by the Board of Directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.  A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation’s voting stock within three years.

10% PIK-ELECTION CONVERTIBLE NOTES DUE 2018

The Company issued PIK-Notes through the following transactions with each one designated a “Series.”  Interest on the Notes is payable semi-annually on June 15 and December 15.

The following table indicates the four series of PIK Notes that have already been converted into Common Stock, the date issued, interest accumulated as of November 13, 2009 for the December 2008, April 2009 and May 2009 PIK Notes and February 8, 2010 for the July 2009 PIK Notes, conversion rate, and the number of original holders.

Series	Date	Original Principal	Accumulated Interest	Conversion Rate	Shares issued on conversion	No. of Holders
December	12/30/2008	$1,000,000	$93,167	$0.35	3,123,333	5
April	4/7/2009 - 4/9/2009	$1,500,000	$91,338	$0.35	4,546,681	6
May	5/1/2009	$1,350,000	$71,898	$0.50	2,843,795	12
July	7/28/2009	$200,000	$10,725	$0.65	324,193	1

The following table indicates the series of PIK Notes that have not been converted into Common Stock, the date issued, interest accumulated as of April 1, 2010 , conversion rate, and the number of original holders.

Series	Date	Original Principal	Accumulated Interest (1)		Conversion Rate	Total shares issuable if converted at maturity	No. of Holders
October	10/26/2009	$2,000,000	$76,042	(2)	$1.00	4,900,423	12

(1)
Interest accrues at the rate of 10% per year based on the outstanding principal, which is increased as of each June 15 and December 15 to reflect accrued interest.   See below for information on conversion at the option of the holder and mandatory conversion.

(2)	If held until maturity, the interest of the PIK Notes would be $2,900,423.

The PIK Notes were issued at a time when the Company did not have sufficient authorized but unissued shares of Common Stock to issue equity.  Each PIK Note provides that it is convertible at the election of the holder at any time that we have sufficient authorized, unissued shares of common stock so that all of the PIK Notes may be converted.   We now have sufficient shares so that all outstanding PIK Notes are convertible.

Each PIK Notes provides that it is mandatorily convertible when the following conditions have been satisfied: (i) the Company has sufficient authorized, unissued shares of common stock such that all of that PIK Note’s Series may be converted, (ii) the average closing bid or market price (whichever is appropriate) as determined by the Company for the preceding five trading days, is in excess of that PIK Note’s conversion price and (iii) either (a) a registration statement is effective and available for the resale of all of the shares issuable under the PIK Note for five trading days or (b) the PIK Note holder may sell the issuable shares under Rule 144 of the Securities Act.  All PIK Notes that have been converted were mandatorily converted.

All of the PIK Notes were issued with conversion prices at or below the market price of our common stock.  The PIK Notes were issued in PIPE transactions, being issued in conjunction with registration rights agreements.

 SELLING STOCKHOLDERS

This prospectus relates to the offering and sale, from time to time, of up to 23,032,580 shares of our common stock issued as compensation and issuable pursuant to the conversion of our PIK Notes (including PIK Notes that have been and may be issued as interest payments), the exercise of warrants to purchase common stock and the exercise of options to purchase common stock.   The selling stockholders are named in the table below.  Each beneficial holder acquired the PIK Note or warrant from us in private transactions.  These securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder.

Unless otherwise indicated, the named persons possess sole voting and investment control with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law) as of April 1, 2010 .   Except as otherwise indicated in the footnotes to the table, the selling stockholders have not held any position or office or had any material relationship with our company or any of its subsidiaries within the past three years, the selling stockholders possess sole voting and investment power with respect to the shares shown, and no selling stockholder is a broker-dealer, or an affiliate of a broker-dealer.  The broker-dealer included in the table below has represented to us that it acquired the securities to be resold in the ordinary course of business and had no agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of purchase.

In the table below, for the persons to which footnote (5) is applicable, the number of shares beneficially owned before the offering and the maximum of shares to be sold include shares issuable with respect to interest on the PIK Notes if the notes outstanding as of the date of this prospectus are converted at maturity in 2018.  A total of 2,900,423 shares would be issuable with respect to interest accrued on the PIK Notes outstanding as of the date of this prospectus if they were converted at maturity.

Selling Stockholder	Shares beneficially Owned before the Offering (1)	Maximum number of Shares to be Sold (2)	Shares Beneficially Owned after the Offering	Percentage ownership after the Offering (* indicates less than 1%)
Andre Zeitoun (3) (4)	1,335,967	156,167	1,179,800	1.8%
Boaz Sidikaro	991,484	991,484	0	*
IBS Capital LLC (4) (13)	16,584,840	2,614,924	13,969,916	20.8%
Wasseem Boraie	835,318	835,318	0	*
ND Capital Group (14)	3,031,616	3,031,616	0	*
Peter Berger (5)	653,346	653,346	0	*
Fred Shirley	1,279,495	454,495	825,000	1.2%
Oliver Wriedt (5)	1,233,338	1,136,588	96,750	*
Adam Zipper	600,977	315,977	285,000	*
Richard Dickey (5)	915,693	700,693	215,000	*
Daniel Fitzgerald (5)	455,672	455,672	0	*
Jeff Sander	702,512	371,412	331,100	*
Steven Leon	328,593	324,193	4,400	*
Carl Stanton (5)	490,042	490,042	0	*
Diana Oldja (5)	612,552	612,552	0	*
William Dawson (5)	490,042	490,042	0	*
Greg Feldman (5)	490,042	490,042	0	*
Paul Schulstad (5)	452,984	392,034	60,950	*
White Star Capital Trust (5) (15)	245,021	245,021	0	*
Material Advisors LLC (6) (16)	6,690,624	6,690,624	0	*
Morris Weiss (4) (7)	831,342	831,342	0	*
John Levy (4) (12)	280,957	280,957	0	*
Evan Stone (4) (19)	41,039	33,039	8,000	*
Michael Lyon (8)	75,000	75,000	0	*
W.H. Fawcett (9)	100,000	100,000	0	*
Rubenstein Investor Relations (10) (17)	60,000	60,000	0	*
Timothy Clemesen (20)	30,000	30,000	0	*
William Swalm (21)	10,000	10,000	0	*
Rodman & Renshaw (11) (18)	160,000	160,000	0	*
* Denotes < 1%

(1)	Unless otherwise noted in a footnote, the shares to be sold represent shares issued and issuable in conversion of the PIK, including shares issuable in respect of interest.

(2)
The number or percentage of shares owned in this column assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.  The number of shares in this column includes shares previously issued on conversion of PIK Notes, shares issuable on as yet unconverted PIK Notes, and the shares issuable upon exercise of the warrant described in (11) below.

(3)	Officer of Applied Minerals, Inc.

(4)	Director of Applied Minerals, Inc.

(5)
These individuals own PIK Notes that have not yet been converted into common shares of the Company.  This prospectus statement includes the shares of common stock into which all outstanding unconverted PIK Notes may convert including shares with respect to interest.

(6)
Shares beneficially owned and maximum shares to be sold includes shares of Common Stock issuable pursuant to the exercise of options to acquire 6,583,277 shares of common stock.  The options were granted pursuant to a Management Agreement.  Options to acquire 2,925,901 shares are currently vested.  Figure also includes 107,347 shares issued on the conversion of PIK Notes.

(7)
Beneficially owned and maximum shares to be sold include 650,000 shares issuable pursuant to the exercise of options granted as compensation as the Company’s Chief Restructuring Officer.  Beneficially owned and maximum shares to be sold include 181,342 shares granted for certain director-related work.

(8)	Former officer. Beneficially owned and maximum shares to be sold include 75,000 shares pursuant to the exercise of options granted as part of compensation as CEO.

(9)	Beneficially owned and maximum shares to be sold include 100,000 shares issuable pursuant to the exercise of options granted as part of compensation for consulting services to be provided.

(10)	Beneficially owned and maximum shares to be sold include 60,000 shares issuable pursuant to the exercise of warrants granted as part of compensation for consulting services to be provided.

(11)
 On October 26, 2009, we issued $2 million face of PIK Notes with a conversion price of $1.00 for $2  million in cash.  In connection therewith, we issued a warrant to Rodman & Renshaw for services related to  the capital raise.  The warrant is for 160,000 shares of common stock with an exercise price of $1.00.  The  exercise price was a premium of 17% to the then current market price.  Rodman & Renshaw is a FINRA registered broker dealer and is deemed an underwriter in this offering.

(12)	Beneficially owned and maximum shares to be sold include 185,000 shares issuable pursuant to the exercise of options granted as part of compensation related to Mr. Levy’s election as Chairman of the
Company’s Board of Directors. Beneficially owned and maximum shares to be sold include 95,957 shares granted for certain director-related work.

(13)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is David Taft.

(14)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Brian Rossing.

(15)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Nicky Post.

(16)	The natural persons who exercise voting or investment control with respect to the shares being registered for resale pursuant to this registration statement are the partners of Material Advisors, LLC.

(17)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Richard Rubenstein.

(18)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is David Horin.

(19)	Mr. Stone was compensated 33,039 shares granted for director-related work performed in 2009.

(20) Beneficially owned and maximum shares to be sold include 30,000 shares issuable pursuant to the exercise of warrants granted as part of compensation for consulting services to be provided.

(21) Beneficially owned and maximum shares to be sold include 10,000 shares issuable pursuant to the exercise of warrants granted as part of compensation for consulting services to be provided

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also engage in puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders (other than Rodman & Renshaw) and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Rodman & Renshaw is an underwriter with respect to this offering.  Any commissions received by Rodman & Renshaw and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify some of the selling stockholders against certain claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

We have agreed with the selling stockholders to keep the registration statement that includes this prospectus effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.  We have agreed to pay all expenses in connection with this offering, but not including underwriting discounts, concessions, commissions or fees of the selling stockholders or any fees and expenses of counsel or other advisors to the selling stockholders.

While the registration statement of which this prospectus is a part is effective and their shares are included in this prospectus for resale, the selling stockholders, also may resell all or a portion of the shares in open market transactions or otherwise in reliance upon Rule 144 under the Securities Act, provided they meet the requirements of the Rule 144.  Rule 144 governs resale of restricted securities for the account of any person (other than us), and restricted and unrestricted securities for the account of an affiliate of ours.

Restricted securities generally include any securities acquired directly or indirectly from us or our affiliates, which were not issued or sold in connection with a public offering registered under the Securities Act. In general, under Rule 144, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale, and who has beneficially owned restricted securities for at least six months would be entitled to sell those shares, subject to the requirements of Rule 144 regarding publicly available information about us.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the conversion of the PIK Notes, the exercise of options to purchase common stock and the exercise of warrants to purchase common stock, there will be 79,838,279 shares of our common stock issued and outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an affiliate of our company (as defined in the Securities Act).

Following the date of this prospectus, we cannot predict the effect, if any, that sales of our common stock or the availability of our common stock for sale will have on the market price prevailing from time to time. Nevertheless, sales by existing stockholders of substantial amounts of our common stock could adversely affect prevailing market prices for our stock.

LEGAL MATTERS

Certain legal matters with respect to the shares of our common stock offered hereby will be passed upon for us by K&L Gates llp, Seattle, Washington.

EXPERTS

We have included the financial statements as of December 31, 2009 and 2008 in this prospectus in reliance upon the reports of PMB Helin Donovan, LLP, independent registered certified public accountants (which express unqualified opinion and include an explanatory paragraph referring to going concern issue) given on the authority of these firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC.  Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 are available to the public over the Internet from the SEC’s website at http://www.sec.gov and may be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549.    The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock offered by this prospectus.  As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement.  For further information regarding us and our common stock offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Applied Minerals, Inc:

We have audited the accompanying consolidated balance sheets of Applied Minerals, Inc. (“the Company”) as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2009. Applied Mineral Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Applied Minerals, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As described in Note 2 to the consolidated financial statements, the Company has an accumulated deficit from operations and a net deficiency in working capital that raises doubts about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PMB Helin Donovan, LLP

/s/PMB Helin Donovan, LLP
Spokane, Washington
March 26, 2010

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Consolidated Balance Sheets

	December 31,	December 31,
	2009	2008

Current Assets
Cash and cash equivalents	$1,584,866	$903,001
Accounts receivable	- 0 -	44
Investments – available for sale	5,565	5,426
Deposits and prepaids	145,542	282,306

Total Current Assets	1,735,973	1,190,776

Property and Equipment
Land and tunnels	523,729	523,729
Land improvements	94,029	91,835
Buildings	445,197	445,197
Mining equipment	432,670	389,492
Milling equipment	98,047	99,855
Laboratory equipment	67,728	75,968
Office furniture and equipment	37,522	37,962
Vehicles	75,163	65,763
Less: Accumulated depreciation	(382,753)	(287,040)

Total Property and Equipment	1,391,332	1,442,761

Other Assets
Assets from discontinued operations
being held for sale	878,003	1,872,577

Total Other Assets	878,003	1,872,577

TOTAL ASSETS	$4,005,308	$4,506,114

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Mining Company)
Consolidated Balance Sheets

	December 31,	December 31,
	2009	2008

Current Liabilities
Accounts payable and accrued liabilities	$1,047,541	$741,885
Stock awards payable	203,000	52,500
Current portion of notes payable	72,762	115,836
Current portion of leases payable	15,690	41,004

Total Current Liabilities	1,338,993	951,225

Long-Term Liabilities
Long-term portion of leases payable	22,832	118,765

Total Long-Term Liabilities	22,832	118,765

Other Liabilities
Convertible debt (PIK Notes), net of discount	2,234,473	1,000,000
Liabilities from discontinued operations	98,406	239,128

Total Other Liabilities	2,332,879	1,239,128

TOTAL LIABILITIES	3,694,704	2,309,118

Commitments and Contingencies	- 0 -	- 0 -

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000
shares authorized, noncumulative, nonvoting,
nonconvertible, none issued or outstanding	- 0 -	- 0 -
Common stock, $0.001 par value, 120,000,000
shares authorized, 69,781,351 and
59,215,628 shares issued and outstanding
at December 31, 2009 and 2008, respectively	69,781	59,216
Additional paid-in capital	26,965,507	22,096,327
Accumulated deficit prior to the exploration stage	(20,009,496)	(20,009,496)
Accumulated deficit during the exploration stage	(6,766,200)	- 0 -
Accumulated other comprehensive loss	(1,327)	(1,466)
Total Applied Minerals, Inc.
stockholders’ equity	258,265	2,144,581
Non-controlling interest	52,339	52,415

Total Stockholders’ Equity	310,604	2,196,996

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$4,005,308	$4,506,114

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Consolidated Statements of Operations and Comprehensive Loss
					For the Period
					January 1, 2009
					(Beginning of
					Exploration Stage)
	For the year ended				through
	December 31,				December 31,
	2009		2008		2009

REVENUES	$	- 0 -	$	- 0 -	$ - 0 -
COST OF SALES		- 0 -		- 0 -	- 0 -
Gross Profit		- 0 -		- 0 -	- 0 -

OPERATING (INCOME) EXPENSES:
Exploration costs		1,299,753		1,356,659	1,299,753
General & administrative		4,683,914		3,118,588	4,683,914
(Gain) loss from disposition of land and equipment		(410)		232,392	(410)
Loss on impairment of equipment		42,042		- 0 -	42,042
Total Operating Expenses		6,025,299		4,707,639	6,025,299

Net Operating Loss		(6,025,299)		(4,707,639)	(6,025,299)

OTHER INCOME (EXPENSE):
Interest income		448		25,977	448
Interest expense		(310,554)		(85)	(310,554)
Sale of clay samples		6,000		- 0 -	6,000
Refund of insurance premium		13,786		- 0 -	13,786
Gain (loss) on revaluation of stock awards		(150,500)		227,500	(150,500)
Special investigation fees and expenses		- 0 -		(1,479,279)	- 0 -
Net proceeds from legal settlement		118,913		- 0 -	118,913
Amortization of convertible debt discount		(365,147)		- 0 -	(365,147)
Other income (expense)		10,855		(1,056)	10,855
Bad debt		- 0 -		(281,163)	- 0 -
Total Other Income (Expenses)		(676,199)		(1,508,106)	(676,199)

Loss from exploration stage, before income taxes		(6,701,498)		(6,215,745)	(6,701,498)

Provision (benefit) for income taxes		- 0 -		- 0 -	- 0 -

Net Loss from Exploration Stage
Before Discontinued Operations		(6,701,498)		(6,215,745)	(6,701,498)

Net income (loss) from discontinued operations		(64,674)		795,350	(64,674)

Net loss from exploration stage after discontinued operations		(6,766,172)		(5,420,395)	(6,766,172)

Net loss attributable to the noncontrolling interest		(28)		- 0 -	(28)

Net Loss Attributable to Applied Minerals, Inc.		$(6,766,200)		$(5,420,395)	$(6,766,200)

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Consolidated Statements of Operations and Comprehensive Loss (Continued)

	For the year ended
	December 31,
	2009	2008

Earnings Per Share Information (Basic and Diluted):
Net loss per share before discontinued operations
attributable to Applied Minerals, Inc. common
shareholders	$(0.11)	$(0.11)
Discontinued operations attributable to Applied
Minerals, Inc. common shareholders	- 0 -	0.01
Net Loss Per Share Attributable to Applied Minerals, Inc.
common shareholders	$(0.11)	$(0.10)
Weighted Average Shares Outstanding, basic and diluted	60,665,785	56,340,783

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Consolidated Statements of Operations and Comprehensive Loss

			For the Period
			January 1, 2009
			(Beginning of
			Exploration Stage)
	For the year ended December 31,		Through December 31,
	2009	2008	2009

Net Loss	$(6,766,200)	$(5,420,395)	$(6,766,200)

Comprehensive Gain:
Change in Market Value of Investments	139	540	139

Net Comprehensive Loss	$(6,766,061)	$(5,419,855)	$(6,766,061)

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2009 and 2008
	Common Stock
	Shares	Amount	Additional Paid In Capital	Accumulated Deficit Prior to Exploration Stage	Accumulated Deficit During Exploration Stage		Other Comprehensive Income (Loss)	Non-Controlling Interest	Total Stockholders’ Equity
Beginning Balance,
January 1, 2008	54,173,594	$54,174	$19,053,937	$(14,589,101)	$	- 0 -	$(2,006)	$52,415	$4,569,419

Shares issued for cash
	4,833,333	4,833	2,495,167	- 0 -		- 0 -	- 0 -	- 0 -	2,500,000

Shares issued for directors fees	208,701	209	119,791	- 0 -		- 0 -	- 0 -	- 0 -	120,000

Employee stock-based
compensation	- 0 -	- 0 -	427,432	- 0 -		- 0 -	- 0 -	- 0 -	427,432

Net change in unrealized gain
on available for sale
securities	- 0 -	- 0 -	- 0 -	- 0 -		- 0 -	540	- 0 -	540

Net loss	- 0 -	- 0 -	- 0 -	(5,420,395)		- 0 -	- 0 -	- 0 -	(5,420,395)

Balance, December 31, 2008	59,215,628	59,216	22,096,327	(20,009,496)		- 0 -	(1,466)	52,415	2,196,996

Shares issued for directors fees
	78,497	78	17,172	- 0 -		- 0 -	- 0 -	- 0 -	17,250

Issuance of common stock for conversion of debt including accrued interest	10,487,226	10,487	4,085,434	- 0 -		- 0 -	- 0 -	- 0 -	4,095,921

Amortization of convertible debt
discount	- 0 -	- 0 -	365,341	- 0 -		- 0 -	- 0 -	- 0 -	365,341

Fair value of stock options and warrants issued to consultants and directors	- 0 -	- 0 -	401,234	- 0 -		- 0 -	- 0 -	- 0 -	401,234

Net change in unrealized gain
on available for sale
securities	- 0 -	- 0 -	- 0 -	- 0 -		- 0 -	139	- 0 -	139

Change in non-controlling interest	- 0 -	- 0 -	- 0 -	- 0 -		- 0 -	- 0 -	(77)	(77)

Net loss	- 0 -	- 0 -	- 0 -	- 0 -		(6,766,200)	- 0 -	- 0 -	(6,766,200)

Balance, December 31, 2009	69,781,351	$69,781	$26,965,508	$(20,009,496)		$(6,766,200)	$(1,327)	$52,339	$310,604

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
			For the Period
			January 1, 2009
			(Beginning of
			Exploration
			Stage)
	For the year ended		through
	December 31,		December 31,
	2009	2008	2009
Cash flows from operating activities:
Net loss	$(6,766,200)	$(5,420,395)	$(6,766,200)
Adjustments to reconcile net loss to
net cash used in operations:
Depreciation	123,733	435,622	123,733
Amortization of discount – PIK Notes	365,341	- 0 -	365,341
Issuance of PIK Notes in payment of interest	282,587	- 0 -	282,587
Stock issued for director services	17,250	120,000	17,250
Fair value of warrants and options issued to consultants and directors	401,234	427,432	401, 234
(Gain) loss on revaluation of stock awards	150,500	(227,500)	150,500
(Gain) loss on disposition of equipment	(410)	232,392	(410)
Loss on impairment of assets	42,042	- 0 -	42,042
Change in operating assets and liabilities:
(Increase) Decrease in:
Accounts receivable	44	(44)	44
Accounts receivable – related party	- 0 -	1,618	- 0 -
Deposits and prepaids	136,764	49,319	136,764
Increase (Decrease) in:
Accounts payable and accrued expenses	305,656	146,333	305,656
Net cash used by discontinued operations	486,680	538,387	486,680
Net cash used in operating activities	(4,454,779)	(3,696,836)	(4,454,779)

Cash flows from investing activities:
Purchases of land improvements	(2,194)	- 0 -	(2,194)
Purchases of equipment and vehicles	(122,580)	- 0 -	(122,580)
Net cash provided by discontinued operations	432,170	98,423	432,170
Net cash provided by used in investing activities	307,396	98,423	307,396

Cash flows from financing activities:
Payments on notes payable	(167,203)	(131,040)	(167,203)
Payments on leases payable	(121,247)	(35,555)	(121,247)
Proceeds from notes payable	124,129	161,989	124,129
Proceeds from PIK notes payable	5,050,000	1,000,000	5,050,000
Proceeds from issuance of common stock	- 0 -	2,500,000	- 0 -
Net cash used by discontinued operations	(56,431)	(204,604)	(56,431)
Net cash provided by financing activities	4,829,248	3,290,793	4,829,248

Net increase (decrease) in cash	681,865	(307,620)	681,865
Cash and cash equivalents at beginning of period	903,001	1,210,621	903,001
Cash and cash equivalents at end of period	$1,584,866	$903,001	$1,584,866
The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(continued)
					For the Period
					January 1, 2009
					(Beginning of
					Exploration
					Stage)
	For the year ended				through
	December 31,				December 31,
	2009		2008		2009

Cash Paid For:
Interest		$17,587		$63,743	$17,587
Income Taxes	$	- 0 -	$	- 0 -	$ - 0 -

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Conversion of debt and accrued interest to common stock		$4,095,921	$	- 0 -	$4,095,921

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Applied Minerals, Inc., (“the Company”) was originally incorporated as Atlas Mining Company in the state of Idaho on March 4, 1924.  The Company was formed for the purpose of exploring and developing the Atlas Mine, a consolidation of several patented mining claims located in the Coeur d’Alene Mining District near Mullan, Idaho.  The Company eventually became inactive as a result of low silver prices.  In September 1997, the Company became active again.  During the year ended December 31, 2008, the Company provided shaft sinking, underground mine development and mine labor primarily to companies in the mining and civil engineering industries. Historically, the Company’s contract mining operation has been its sole source of revenue and income.

In 1998 and 1999, the Company exchanged 71,238 shares of its common stock for 53% of the outstanding shares of Park Copper and Gold Mining, Ltd. (“Park Copper”), an Idaho corporation Park Copper holds mining claims in northern Idaho.

In July 2001, the Company began leasing the Dragon Mine from Conjecture Silver Mines, Inc. of Spokane, Washington.  The Company issued 100,000 shares of stock for each year of the lease for the years 2002 through 2005 and exercised the right to purchase the mine on August 18, 2005 for $500,000 in cash.  The property consists of 38 patented mining claims on approximately 230 acres.

The Company operated a contract mining business under the trade name Atlas Fausett Contracting (“AFC”).  AFC was engaged in exploration and mine development as well as preparatory work such as site evaluation, feasibility studies, trouble-shooting and consultation.  AFC's projects include all types of underground mine development, rehabilitation and diamond drilling.  On December 31, 2008, the Company discontinued its contract mining efforts due to economic conditions and the desire to concentrate efforts on commercializing the halloysite clay deposit at the Dragon Mine.  There are no plans to resume the contract mining business.

In October 2007, management announced its intention to cease development activities at the Dragon mine until both a resource survey and an appropriate processing system could be obtained.  During 2008, the Company hired a geological consulting firm it believes is capable of conducting the necessary resource survey and identifying an appropriate processing system.  Such consulting continued during the year ended December 31, 2009.

In October 2009, the shareholders of Atlas Mining Company voted to change the name of the Company and its state of incorporation.  The name of the Company is Applied Minerals, Inc. and it is incorporated under the laws of the state of Delaware.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has incurred material recurring losses from operations.  At December 31, 2009 and 2008, the Company had accumulated deficits of $26,775,696 and $20,009,496, respectively, in addition to limited cash and unprofitable operations.  For the year ended December 31, 2009 and 2008, the Company sustained net losses before discontinued operations of $6,701,498 and $6,215,745, respectively.  These factors indicate that the Company may be unable to continue as a going concern for a reasonable period of time.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.  The Company's continuation as a going concern is contingent upon its ability to obtain financing and to generate revenue and cash flow to meet its obligations on a timely basis and management's ability to raise equity financing as required.  If successful, this will mitigate these factors that raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method and Principles of Consolidation

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements include the accounts of the Company and a majority owned subsidiary.  All significant intercompany accounts and transactions have been eliminated.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  In these financial statements assets and liabilities involve extensive reliance on management’s estimates.  Actual results could differ from those estimates.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Standards Codification
The Financial Accounting Standards Board (the “FASB”) has compiled the “Accounting Standards Codification” (the “ASC” or “Codification”), which is a new structure that takes accounting pronouncements and organizes them by approximately ninety accounting topics. The Codification is the single source of authoritative generally accepted accounting principles in the United States.  All guidance included in the Codification is considered authoritative and at December 31, 2009, the Company has adopted such guidance.

Available for Sale Investments
In accordance with FASB ASC 320-10-50-2, “Investments in Debt and Equity Securities,” the shares are evaluated quarterly using the specific identification method. Any unrealized holding gains or losses are reported as Other Comprehensive Income and as a separate component of stockholder's equity.  Realized gains and losses are included in earnings.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Compensated Absences
Certain employees of the Company at the management level are paid vacation pay.  At the years ended December 31, 2009 and 2008, the Company accrued compensated absences of $0 and $7,500, respectively.  The balance of unpaid, accrued compensation absences at December 31, 2009 and 2008 were $0 and $15,000, respectively.

Concentration of Credit Risk
The Company, at times, maintains cash balances in excess of the federally insured limit of $250,000 per institution.  In December 2008, the Company's bank entered into the FDIC Temporary Liquidity Guarantee Program, which eliminated the ceiling on federally insured deposits.  On December 31, 2009, the Company’s bank discontinued participation in the program.  The Company had $1,334,866 and $653,001 of uninsured balances as of December 31, 2009 or 2008.

The Company had unsecured investment, available for sale, with a fair value of $5,565 and $5,426 at December 31, 2009 and 2008 respectively.

Convertible Debt
Pursuant to FASB ASC 470-20, if the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by the Company as a debt discount.  In those circumstances, the convertible debt will be recorded net of the discount related to the BCF.  The Company amortizes the discount to amortization of convertible debt expense over the life of the debt using the straight-line amortization method (see Note 7).

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Assets
FASB ASC 360-10-50 requires that long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.  At December 31, 2009, the Company recognized $42,042 of loss due to impairment of assets held in continuing operations, and $82,547 of loss on assets held for sale from impairment, which is included in net loss from discontinued operations.  Assets impaired at December 31, 2009 include mining equipment, milling equipment, and vehicles that the Company deemed to have no purpose in operations.  In addition, some equipment held for sale was impaired based upon sales that occurred subsequent to the balance sheet date.  At December 31, 2008, no impairments were recognized.

Legal Costs
In the normal course of business, the Company will incur costs to engage and retain external legal counsel to advise management on regulatory, litigation and other matters.  Such legal costs are expensed as the related services are received.

Mining Exploration and Development Costs
Land and mining property acquisitions are carried at cost.  The Company expenses prospecting and mining exploration costs.  At the point when a property is determined to have proven and probable reserves, subsequent development costs are capitalized as capitalized development costs. Capitalized development costs will include acquisition costs and property development costs.  When these properties are developed and operations commence, capitalized costs will be charged to operations using the units-of-production method over proven and probable reserves.  Upon abandonment or sale of a mineral property, all capitalized costs relating to the specific property are written off in the period abandoned or sold and a gain or loss is recognized.

At December 31, 2009 and 2008, all costs associated with the Company's mine have been expensed.

Non-Controlling Interest
Minority interest represents the 47% minority share interest in Park Copper and Gold, held by several shareholders.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment
Property and equipment are carried at cost. Depreciation and amortization is computed on the straight-line method over the estimated useful lives of the assets as follows:

Estimated
Useful Life
Building	30 years
Mining equipment	2 – 7 years
Office and shop furniture and equipment	3 – 7 years
Vehicles	5 years

Depreciation expense for the years ended December 31, 2009 and 2008 totaled $123,733 and $435,622, respectively.

Provision for Income Taxes
Income taxes are calculated based upon the liability method of accounting in accordance with the FASB ASC 750-10-60, “Income Taxes.”  In accordance with FASB ASC 750-10-60, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard to allow for recognition of such an asset.  In addition, realization of an uncertain income tax position must be estimated as “more likely than not” (i.e., greater than 50% likelihood of receiving a benefit) before it can be recognized in the financial statements.  Further, the recognition of tax benefits recorded in the financial statements to be based on the amount most likely to be realized assuming a review by tax authorities having all relevant information.  The Company had minimal impact from adoption of this Interpretation.

Reclassifications
Certain amounts in the 2008 financial statements have been reclassified to conform to the 2009 equity presentation for the change in par value of common stock as well as the reclassification of minority interest to non-controlling interest.  These reclassifications had no effect on previously reported results of accumulated deficit.

 APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
The Company recognizes revenue in the period that the related services are performed and collectability is reasonably assured.  For the year ended December 31, 2008, the Company derived substantially all of its revenues from leasing equipment and employees for mine development, site evaluation, and preparatory work. Services contracts generally took the form of fixed-price contracts.  Historically, costs are expensed as incurred.  All out-of-pocket costs are included in expenses.  On December 31, 2008, the Company discontinued its contract mining business.

Revenue for mined halloysite clay, if any, will be recognized upon shipment and customer acceptance once a contract with a fixed and determinable fee has been established and collection is reasonably assured or the resulting receivable is deemed probable.

Stock Options
The Company has stock option plans that provide for stock-based employee compensation, including the granting of stock options, to certain key employees.  The plans are more fully described in Note 9.

The Company has adopted the provisions of FASB ASC 505-50 and FASB ASC 718-10-50 where compensation expense is recorded for all share-based awards granted to either non-employees, or employees and directors on or after January 1, 2006.  Accordingly, compensation expense of $401,234 and $427,432 has been recognized for vesting of options and warrants to consultants and directors in the accompanying statements of operations for the period ended December 31, 2009 and 2008, respectively.

The Company accounts for the issuance of equity instruments (including warrants) to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Subsequent Events
The Company evaluates events that occur subsequent to the balance sheet date of periodic reports, but before financial statements are issued for periods ending on such balance sheet dates, for possible adjustment to such financial statements or other disclosure. This evaluation generally occurs through the date at which the Company’s financial statements are electronically prepared for filing with Securities and Exchange Commission.  For the financial statements as of and for the periods ending December 31, 2009, this date was March 29, 2010.

Tax Collected from Customers
Guidance provided by the FASB allows the Company’s management to determine whether sales tax or other excise taxes applied to specific types of transactions or items will be presented on a gross basis (included in revenue) or net basis (excluded from revenues).  During the year ended December 31, 2009, the Company’s income consisted of refunds on overpayments of insurance policies for coverage in prior years.  Such refunds are not subject to sales tax or equivalent excise taxes in the state of incorporation at the time of the refunds.  Therefore, at the year ended December 31, 2009, no sales tax or other equivalent excise taxes were collected or remitted to taxing authorities.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During the year ended December 31, 2008, the Company’s revenues were from contract mining through labor only contracts.  Taxing authorities in the jurisdictions where these services were performed either did not require collection of sales tax or equivalent excise taxes, or provided the Company’s customers sales tax exemptions status as the primary business conducted was mining.  Therefore, at the year ended December 31, 2008, no sales tax or other equivalent excise taxes were collected or remitted to taxing authorities.

Recently Issued Accounting Pronouncements
Accounting Standards Codification: In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (“SFAS 168”).  The guidance establishes the FASB Accounting Standards Codification (“ASC”) as the source of authoritative accounting principles recognized by the FASB. The guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company adopted this guidance for its fiscal quarter ended September 30, 2009. There was no change to the Company’s consolidated financial statements due to the implementation of this guidance.

Fair Value Measurements: In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, Measuring Liabilities at Fair Value (“ASU 2009-05”). ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value of such liability using one or more of the techniques prescribed by the update. ASU 2009-05 is effective for the first reporting period beginning after issuance. The Company adopted ASU 2009-05 for its fiscal quarter ended September 30, 2009. There was no change to its consolidated financial statements due to the implementation of this guidance.

In January, 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). Reporting entities will have to provide information about movements of assets among Levels 1 and 2; and a reconciliation of purchases, sales, issuance, and settlements of activity valued with a Level 3 method, of the three-tier fair value hierarchy established by SFAS No. 157, Fair Value Measurements (ASC 820). The ASU 2010-06 also clarifies the existing guidance to require fair value measurement disclosures for each class of assets and liabilities. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 for Level 1 and 2 disclosure requirements and after December 15, 2010 for Level 3 disclosure requirements. The Company will adopt the guidance in its fiscal quarter ending March 31, 2010. The Company does not anticipate this adoption will have a material impact on its consolidated financial statements.

Transfers of Financial Assets: In December 2009, the FASB issued ASU No. 2009-16, Transfers and Servicing (Topic 860)—Accounting for Transfers of Financial Assets (“ASU 2009-16”). ASU 2009-16 codifies SFAS No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140 (“SFAS 166”), issued in June 2009. The guidance eliminates the concept of a “qualifying special-purpose entity” and changes the requirements for derecognizing financial assets. The guidance is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. Earlier adoption is prohibited. The Company will adopt the guidance in the first quarter of fiscal 2010. The Company does not anticipate this adoption will have a material impact on its consolidated financial statements.

Amendments to Accounting Standards Codification: In February 2010, the FASB issued ASU No. 2010-08, Technical Corrections to Various Topics (“ASU 2010-08”). ASU 2010-08 makes various non-substantive amendments to the FASB Codification that does not fundamentally change existing GAAP; however, certain amendments could alter the application of GAAP relating to embedded derivatives and the income tax aspects of reorganization. The amended guidance is effective beginning in the first interim or annual period beginning after the release of the ASU, except for certain amendments. The Company will adopt the guidance in the second quarter of 2010. The Company does not anticipate this adoption will have a material impact on its consolidated financial statements.

Subsequent Events: On February 24, 2010, the FASB issued ASU No. 2010-09, Subsequent Events (Topic 855)—Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”). ASU 2010-09 removes the requirement that SEC filers disclose the date through which subsequent events have been evaluated. This amendment alleviates potential conflicts between Subtopic 855-10 and the SEC’s requirements. The guidance became effective with the issuance of ASU 2010-09 and the Company adopted this guidance upon its issuance.

In January 2010, the FASB issued Accounting Standards Update 2010-04, Accounting for Various Topics – Technical Corrections for SEC Paragraphs.  Included in the Update is clarification as to the date of issuance of a financial statement including clarification of subsequent events issues in relation to the issuance of such financial statements (FASB ASC 855-10-S99).  The Company does not believe that this update will have a material impact on its financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-06, Fair Value Measurements and Disclosures, requiring disclosures for transfers in and out of Level 1 and 2 fair value measurements and descriptions for the reasons for the transfers, as well as increased disclosure requirements for activity in Level 3 fair value measurements.  The Update was issued to amend current disclosure requirements for such valuations.  The Company does not believe that this update will have a material impact on its financial statements.

In February 2010, the FASB issued Accounting Standards Update 2010-08, Technical Corrections to Various Topics, which provides certain clarifications made to the guidance on embedded derivatives and hedging.  The Update was issued to provide special transition provisions upon application of the change in application of the topic.  The Company does not believe that this update will have a material impact on its financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 4 – DISCONTINUED OPERATIONS

At December 31, 2008, the Company permanently discontinued its contract mining operations.  There are no plans to resume the contract mining business.

The Company has identified assets attributed to the discontinued operation that are being held for sale or have been identified as part of the discontinued operation and have been identified as such.  Assets at December 31, 2009 and 2008 attributed to the discontinued operation are as follows:

	December 31,
	2009		2008
Accounts receivable	$	- 0 -	$336,237
Mining supplies		- 0 -	40,544
Property and equipment		878,003	1,495,796
Total assets from discontinued operations		$878,003	$1,872,577

On April 15, 2009, the Company entered into an agreement for appointment of agent for the sale of assets with AAMCOR LLC (“the Agreement”).  Under the Agreement, the Company agreed to (i) sell certain of the equipment of its discontinued contract mining business to AAMCOR for $300,000 in cash plus a potential share in proceeds of resale of such items, and (ii) appointed AAMCOR exclusive agent to sell certain other non-core equipment deemed unnecessary for development of the Company’s Dragon Mine property.

Liabilities at December 31, 2009 and 2008 attributed to the discontinued are as follows:

	December 31,
	2009	2008
Accounts payable and accrued liabilities	$7,650	$105,468
Leases payable	90,756	133,660
Total liabilities from discontinued operations	$98,406	$239,128

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 4 – DISCONTINUED OPERATIONS (CONTINUED)

During the year ended December 31, 2009, the Company received payments in settlement of two previously recorded bad debts from discontinued operations.  Income (loss) after discontinued operations for the years ended December 31, 2009 and 2008 was calculated as follows:

	Year ended December 31,
	2009		2008
Revenues from discontinued operations	$	- 0 -	$3,833,460
Cost of goods sold		- 0 -	(2,520,693)
General and administrative expenses		(36,354)	(140,243)
Collection of previously recorded bad debt		202,365	- 0 -
Loss on disposal of assets		(148,138)	(232,392)
Loss on impairment of assets		(82,547)	(144,782)
Income (loss) from discontinued operations		(64,674)	795,350
Income tax liability		- 0 -	- 0 -
Net income (loss) from discontinued operations		$(64,674)	$795,350

The Company does not believe there is an effect of income taxes on discontinued operations.  Due to ongoing operating losses, the uncertainty of future profitability and limitations on the utilization of net operating loss carry-forwards under IRC Section 382 a valuation allowance has been recorded to fully offset the Company’s deferred tax asset.  See Note 10.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 5 – STOCK AWARD PAYABLE

In 2007, the Company agreed to grant 350,000 shares in total to a former CEO and Executive Vice President as part of their employment agreements.  These shares have not been issued and are recorded as a liability on the balance sheet, titled stock awards payable.  The Company reviews the value of stock award payable and adjusts the carrying value to market based on the closing price of the Company’s common stock on the last day of the quarter. Any adjustment made to the carrying value of the stock award is recorded as a gain or loss on revaluation of stock awards.

For the year ended December 31, 2009, the Company realized a loss on the revaluation of stock awards totaling $150,500, as compared to a gain for the year ended December 31, 2008 totaling $227,500.  At December 31, 2009 and 2008, the value of all outstanding stock awards was $203,000 and $52,500, respectively.

NOTE 6 - NOTES AND LEASES PAYABLE

NOTES PAYABLE
The Company has a note payable to two insurance companies due in monthly installments, including interest at 5.90%.  The balance of these notes is $72,762 and $115,836 at December 31, 2009 and 2008, respectively.

CAPITIAL LEASES
The Company is a lessee of certain equipment under capital leases that expire on various dates through March 2012. Terms of the leases call for monthly payments ranging from $1,632 to $3,518 at implicit interest rates of 9.34% per annum (the incremental borrowing rate).  The assets and liabilities under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The assets are depreciated over their estimated useful lives.

The following is a schedule by years of the future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2009:

2010	$61,800
2011	61,800
2012	11,591
Total Minimum Lease Payments	135,191
Less: Amount Representing Interest	(21,329)
Present Value of Net Minimum Lease Payments	113,862
Amount attributable to discontinued operations	(75,340)
Current Net Minimum Lease Payments	(15,690)
Long-Term Net Minimum Lease Payments	$22,832

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 6 - NOTES AND LEASES PAYABLE (CONTINUED)

CAPITAL LEASES (CONTINUED)
The following is an analysis of the leased property under capital leases by major classes:

	December 31,
Classes of Property	2009	2008
Milling Equipment	$95,362	$286,088
Less: Accumulated Depreciation	(37,879)	(78,333)
Total assets under capital lease	$57,483	$207,755

OPERATING LEASES
The Company relocated its offices under a month-to-month rental agreement at $450 per month.

The Company had rental expense under operating leases of $27,000 at December 31, 2008.  The lease was a one-year, non-terminable lease through the end of 2008 with an option to purchase the property.  The monthly rent during the first year was $2,250 per month.  In December 2008, the lease was not renewed nor was the property purchased.

NOTE 7 – CONVERTIBLE DEBT (PIK NOTES)

December 2008 Notes
On December 30, 2008, the company sold $1,000,000 of 10% Convertible Notes due December 15, 2018.  The notes convert into common stock at $0.35 per share.  The principal is due December 15, 2018 subject to earlier acceleration or conversion of the notes.  The notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year, commencing June 15, 2009.

April 2009 Notes
In April 2009, the Company sold $1,500,000 of 10% Convertible Notes due December 15, 2018.  The notes convert into common stock at $0.35 per share.  The principal is due December 15, 2018 subject to earlier acceleration or conversion of the notes.  The notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year, commencing June 15, 2009.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 7 – CONVERTIBLE DEBT (PIK NOTES) (CONTINUED)

May 2009 Notes
In May 2009, the Company sold $1,350,000 of 10% Convertible Notes due December 15, 2018.  The notes convert into common stock at $0.50 per share.  The principal is due December 15, 2018 subject to earlier acceleration or conversion of the notes.  The notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year, commencing June 15, 2009.

July 2009 Notes
In July 2009, the Company sold $200,000 of 10% Convertible Notes due December 15, 2018.  The notes convert into common stock at $0.65 per share.  The principal is due December 15, 2018 subject to earlier acceleration or conversion of the notes.  The notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year, commencing December 15, 2009.

October 2009 Notes
In October 2009, the Company sold $2,000,000 of 10% Convertible Notes due December 15, 2018.  The notes convert into common stock at $1.00 per share.  The principal is due December 15, 2018 subject to earlier acceleration or conversion of the notes.  The notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year, commencing December 15, 2009.

During the year ended December 31, 2009, total interest of $282,587 was paid through the issuance of additional 10% PIK Convertible Notes due 2018 as provided in the terms of the original notes as discussed above.

Conversion Feature
All notes described above may be converted at the option of the noteholder at any time there is sufficient authorized unissued common stock of the Company available for conversion. The Notes will be mandatorily converted when (i) sufficient common stock is available for conversion of all notes in the Series, (ii) the average closing bid price or market price of the Company’s common stock for the preceding five (5) trading days is above the conversion price and (iii) a registration statement is effective and available for resale of all of the converted shares or the noteholders may sell such shares under Rule 144 under the Securities Act.

Within thirty days after the date on which the articles of incorporation of the Company are amended so that there are sufficient shares of Common Stock so that all outstanding 10% Convertible Notes may be converted, the Company is obligated to file a registration statement for (i) the shares of Common Stock of the Company issued or issuable upon the conversion of the Notes; and (ii) all shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (i)) that the holder requests to be included in the registration statement (the securities described in (i) and (ii) being Register-able Securities”).

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 7 – CONVERTIBLE DEBT (PIK NOTES) (CONTINUED)

Conversion Feature (Continued)
If (i) a registration statement is not filed on a timely basis as required or (ii) after its effective date, such registration statement ceases for any reason to be effective and available for more than an aggregate of 40 trading days (which need not be consecutive) (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) the date on which such Event occurs, or for purposes of clause (ii) the date which such 40 trading day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the holders may have hereunder or under applicable law, on each such Event Date, and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate amount of the principal and accrued interest of the 10% Convertible Note that was converted and has not theretofore been sold. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date

The Company will have no obligation to file a registration statement or to keep it effective or to make any payments in the event  (a) the holder is not an affiliate and the securities then registered or proposed to be registered to be registered may be sold without registration under the Securities Act of 1933 (“Securities Act”) pursuant to Rule 144 under the Securities Act and (b) the holder is an affiliate and the register-able securities then registered or proposed to be registered to be registered may be sold in a three month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

On October 27, 2009, the Company’s shareholders approved an amendment to the Company’s articles of incorporation that increased authorized capital to 120,000,000 shares.  At that time, the conversion feature of the convertible debt became available to either the Company or the noteholder as previously described.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 7 – CONVERTIBLE DEBT (PIK NOTES) (CONTINUED)

Amortizable Discount
In connection with the issuance of convertible debt in October 2009, the Company recorded an amortizable discount totaling $365,341 related to the beneficial conversion feature of the notes.  The company amortized the debt discount, straight-line over the life of the debt.  In the event of conversion before note maturity, any remaining amortizable discount is immediately expensed.  During the year ended December 31, 2009, total expense related to amortizable discount was $365,147.

Mandatory Conversion
On November 13, 2009, the Company mandatorily converted the December 2008, April 2009, and May 2009 convertible debt and unpaid interest.  Upon conversion, $363,110 of amortizable discount was amortized, and 10,487,226 shares of the Company’s common stock became available for the conversion of the notes.  As of March 1, 2010, none of the note holders have received the common stock from conversion as they are awaiting the finalization of the Company’s S-1 registration statement in order to receive registered shares upon conversion.  As of November 13, 2009, interest on the mandatorily converted debt ceased to accrue.

In February 2010, the Company mandatorily converted the July 2009 convertible debt and unpaid interest.  Upon conversion, $2,193 of amortizable discount was amortized, and 323,926 shares of the Company’s common stock became available for the conversion of the notes.  As of March 1, 2010, none of the note holders have received the common stock from conversion as they are awaiting the finalization of the Company’s S-1 registration statement in order to receive registered shares upon conversion.

For the year ended December 31, 2009, the Company recorded $310,554 in interest expense associated with the convertible notes.

NOTE 8 – STOCKHOLDERS’ EQUITY

Preferred Stock
The Company is authorized to issue 10,000,000 shares of noncumulative, non-voting, nonconvertible preferred stock, $0.001 par value per share.  At December 31, 2009, no shares of preferred stock were outstanding.

On October 27, 2009, the Company’s shareholders voted to change the par value of preferred stock from $1.00 to $0.001.  This change did not have an effect on the Company’s financial statements at December 31, 2009 since there were no shares of preferred stock were outstanding.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 8 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock
The Company is authorized to issue 120,000,000 shares of common stock, $0.001 par value per share.  At the year ended December 31, 2009, 69,781,351 shares were issued and outstanding.

On October 27, 2009, the Company’s shareholders voted to increase authorized capital from 60,000,000 shares to 120,000,000 shares, as well as to change the par value of common stock from no par to $0.001.  The effect of this change in par value has been reflected in the December 31, 2008 comparative column on the balance sheet.  At the year ended December 31, 2008, 59,215,628 shares were issued and outstanding. At December 31, 2008, the Company did not have sufficient authorized unissued common stock available for conversion of all common stock equivalents.

2008
During the year ended December 31, 2008, IBS Capital exchanged stock subscription agreements for 4,283,333 shares of restricted, common stock at a price range between $0.50 and $0.60 per share for a total of $2,200,000 in cash.  Additional exchanges of stock subscription agreements for 550,000 shares of restricted, common stock at a price range between $0.50 and $0.60 per share, for a total of $300,000 in cash, also occurred.  During the year ended December 31, 2008, the Company issued a total of 208,701 shares of restricted, common stock to directors as payment of director fees.  The value of such shares was recorded at $120,000.

2009
During the year ended December 31, 2009, the Company issued a total of 78,497 shares of restricted, common stock to directors as payment of director fees.  The value of such shares was recorded at $17,250.

During the year ended December 31, 2009, the Company exercised its ability to mandatorily convert portions of its convertible debt and unpaid interest into 10,487,226 shares of common stock.  As of March 1, 2010, none of the note holders have received the common stock from conversion as they are awaiting the finalization of the Company’s S-1 registration statement in order to receive registered shares upon conversion.

During the year ended December 31, 2009, the Company filed an S-1 registration statement allowing for the registration of 23,407,964 shares of common stock some of which are issuable upon the exercise of options and warrants and the conversion of 10% PIK Convertible Notes due 2018.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 9 EARNINGS (LOSS) PER SHARE

The Company has adopted FASB ASC 260-10-45-60, which provides for calculation of “basic” and “diluted” earnings per share.  The computation of earnings (loss) per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.  The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents that would arise from the exercise of stock options and warrants outstanding under the treasury method and the average market price per share during the year. Common stock equivalents at December 31, 2009 consisted of 7,793,277, of which 7,533,277 were in options and 260,000 were in warrants.  Common stock equivalents at December 31, 2008 consisted of 625,000 in options.  Common stock equivalents at December 31, 2009 and 2008 were considered but were not included in the computation of loss per share at December 31, 2009 and 2008 because they would have been anti-dilutive.

	Net Loss	Shares	Per-Share
	(Numerator)	(Denominator)	Amount

For the year ended December 31, 2009:
Basic EPS
Net loss to common shareholders	$(6,766,200)	60,665,785	$(0.11)

For the year ended December 31, 2008:
Basic EPS
Net loss to common shareholders	$(5,420,395)	56,340,783	$(0.10)

At December 31, 2008, the Company did not have sufficient authorized unissued common stock available for conversion of all common stock equivalents.

NOTE 10 - OPTIONS AND WARRANTS TO PURCHASE COMMON STOCK

2002 Consultant Plan
On August 27, 2002, the Company adopted a ten-year stock option plan (“2002 Consultant Plan”) authorizing granting non-employee/non-director consultants, who provide bona fide consulting services, options to purchase common stock.

In August 2002, originally under the 2002 Consultant Plan, the Company filed a Form S-8 authorizing 5,000,000 shares (S-8 Shares).  During 2003 and 2004, the Company amended Form S-8 authorizing an additional 8,000,000 and 5,000,000 S-8 Shares, respectively.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 10 - OPTIONS AND WARRANTS TO PURCHASE COMMON STOCK (CONTINUED)

The term of each option granted is determined by the committee and cannot be for more than five years from the date the option is granted.  The option price per share with each option granted is defined as 85% of market value.  At December 31, 2008, all options were immediately exercised upon grant.

During the years 2002 through 2005, the Company issued S-8 Shares to individuals who were not eligible to receive S-8 Shares pursuant to the rules of the 2002 Consultant Plan.  The Company issued 14,635,370 S-8 Shares for $3,467,226 in violation of the rules of the plan.  During the years ended December 31, 2002 through 2005, 1,941,277 shares were issued from the plan for $481,432 which were not in violation of the plan.  As of December 31, 2009, the Company had issued a total of 16,646,647 S-8 Shares under the 2002 Consultant Plan.  At December 31, 2009 and 2008, 1,353,353 shares remained under the plan.

Outstanding Stock Warrants
In April 2009 and October 2009, the Company issued stock warrants to two non-employee, unrelated party consultants.  The warrants allow the warrant holders to purchase, in aggregate, 260,000 shares of common stock at a price between $0.35 and $1.00 per share.  The five-year warrants expire in April 2014 and October 2014.  The April 2009 warrant vests in equal increments over twelve months, and the October 2009 warrant vested upon issuance.  For the year ended December 31, 2009, $126,950 of compensation expense related to the issuance of the warrants was recognized.  A summary of the status and changes of the warrants issued during the years ended December 31, 2009 and 2008 are as follows:

	2009		2008
		Weighted		Weighted
		Average		Average
	Shares	Exercise Price	Shares	Exercise Price

Outstanding at beginning of period	- 0 -	$ - 0 -	- 0 -	$	- 0 -
Issued	260,000	$0.75	- 0 -		- 0 -
Exercised	- 0 -	- 0 -	- 0 -		- 0 -
Forfeited	- 0 -	- 0 -	- 0 -		- 0 -
Expired	- 0 -	- 0 -	- 0 -		- 0 -
Outstanding at end of period	260,000	$0.75	- 0 -	$	- 0 -
Exercisable at end of period	235,000	$0.79	- 0 -	$	- 0 -

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 10 - OPTIONS AND WARRANTS TO PURCHASE COMMON STOCK (CONTINUED)

Outstanding Stock Warrants (continued)
A summary of the status of the warrants outstanding at December 31, 2009 is presented below:

	Warrants Outstanding			Warrants Exercisable
		Weighted Average
Exercise	Number	Remaining	Weighted Average	Number	Weighted Average
Price	Outstanding	Contractual Life	Exercise Price	Exercisable	Exercise Price
$0.35	100,000	4.25 years	$0.35	75,000	$0.35
$1.00	160,000	4.75 years	$1.00	160,000	$1.00
	260,000			235,000

At December 31, 2009, vested warrants of 235,000 and non-vested warrants of 25,000 had an aggregate intrinsic value of $0.

The fair value of each of the Company’s stock warrants is estimated on the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted in the table below.  Expected volatility is based on an average of historical volatility of the Company’s common stock.  The risk-free interest rate for periods within the contractual life of the stock warrant award is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the award is granted with a maturity equal to the expected term of the award.  The Company uses historical data to estimate forfeitures within its valuation model.

The significant weighted average assumptions relating to the valuation of the Company’s options for the year ended December 31, 2009 and 2008 were as follows:

	2009	2008
Dividend Yield	0%	0%
Expected Life	1 – 5 years	5 years
Expected Volatility	100%	39.65% - 86.91%
Risk-Free Interest Rate	1.68%	3.44%

Outstanding Stock Options
The Company is authorized to issue stock options under the existing stock option plan approved by stockholders. The fair value of each of the Company’s stock option awards is estimated on the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted in the table below.  Expected volatility is based on an average of historical volatility of the Company’s common stock.  The risk-free interest rate for periods within the contractual life of the stock option award is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the award is granted with a maturity equal to the expected term of the award.  The Company uses historical data to estimate forfeitures within its valuation model.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 10 - OPTIONS AND WARRANTS TO PURCHASE COMMON STOCK (CONTINUED)

Outstanding Stock Options (Continued)
The expected term of awards granted is derived from historical experience under the Company’s stock-based compensation plans and represents the period of time that awards granted are expected to be outstanding.

The significant weighted average assumptions relating to the valuation of the Company’s options for the year ended December 31, 2009 and 2008 were as follows:

	2009	2008
Dividend Yield	0%	0%
Expected Life	1 – 5 years	5 years
Expected Volatility	100%	39.65% - 86.91%
Risk-Free Interest Rate	1.68%	3.44%

A summary of the status and changes of the options granted for the years ended December 31, 2009 and December 31, 2008 are as follows:

	December 31, 2009		December 31, 2008
		Weighted		Weighted
		Average		Average
	Shares	Exercise Price	Shares	Exercise Price

Outstanding at beginning of period	625,000	$0.70	2,688,577	$0.70
Granted	6,908,277	0.70	625,000	2.61
Exercised	- 0 -	- 0 -	- 0 -	- 0 -
Forfeited	- 0 -	- 0 -	(2,688,577)	0.66
Expired	- 0 -	- 0 -	- 0 -	- 0 -
Outstanding at end of period	7,533,277	$0.70	625,000	$0.70
Exercisable at end of period	2,975,675	$0.70	258,334	$0.70

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 10 - OPTIONS AND WARRANTS TO PURCHASE COMMON STOCK (CONTINUED)

Outstanding Stock Options (Continued)
A summary of the status of the options outstanding at December 31, 2009 is presented below:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Range of	Number	Contractual	Exercise	Number	Exercise
Exercise Price	Outstanding	Life	Price	Exercisable	Price
$0.65 - $0.71	75,000	3.5 years	$0.69	75,000	$0.69
$0.70	7,358,277	8.5 years	$0.70	2,875,676	$0.70
$0.90	100,000	4.75 years	$0.90	24,999	$0.90
	7,533,277			2,975,675

The Company had 366,666 non-vested options at the beginning of the period with a weighted average grant date fair value of $0.70 per share.  At December 31, 2009, the Company had 4,557,602 non-vested options with a weighted average grant date fair value of $0.70 per share.  The unexercised options expire between July 1, 2013 and October 1, 2014.

At December 31, 2009, the total compensation cost of $318,023 for unvested shares will be recognized over the next year on a weighted average basis.

At December 31, 2009 and 2008, the Company recorded $274,284 and $427,432, respectively, in option-related compensation expense.

At December 31, 2009, vested options of 2,975,675 and non-vested options of 4,557,602 had an aggregate intrinsic value of $0.

NOTE 11 - FAIR VALUE MEASUREMENTS

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles.  FASB ASC 820-10-50 requires certain disclosures regarding the fair value of financial instruments.  For certain of the Company’s financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities, notes payable, and leases payable, the carrying amounts approximate fair value due to their short maturities.  The carrying amount of the notes payable and long-term debt are reasonable estimates of fair value as the loans bear interest based on market rates currently available for debt with similar terms.

FASB ASC 820-10-50 assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability based upon an exit price model.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 11 - FAIR VALUE MEASUREMENTS (CONTINUED)

FASB ASC 820-10-50 prescribes a fair value hierarchy in order to increase consistency and comparability in fair value measurements and related disclosures.  The hierarchy is broken down into three levels based on the reliability of inputs as follows:

•
Level 1 – Valuations based on quoted prices in active markets for identical assets.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

•
Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, directly or indirectly.  Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

In accordance with FASB ASC 820-10-50, the following table represents the Company’s fair value hierarchy for its short-term investments measured at fair value on a recurring basis as of December 31, 2009:

	Level 1	Level 2		Level 3		Total

Investment security, available for sale	$5,565	$	- 0 -	$	- 0 -	$5,565

Total	$5,565	$	- 0 -	$	- 0 -	$5,565

In accordance with FASB ASC 820-10-50, the following table represents the Company’s fair value hierarchy for its short-term investments measured at fair value on a recurring basis as of December 31, 2008:

	Level 1	Level 2		Level 3		Total

Investment security, available for sale	$5,426	$	- 0 -	$	- 0 -	$5,426

Total	$5,426	$	- 0 -	$	- 0 -	$5,426

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 11 - FAIR VALUE MEASUREMENTS (CONTINUED)

At December 31, 2009 and 2008, the Company had the following available-for-sale securities that were in an unrealized loss position but were not deemed to be other-than-temporarily impaired, adjusted in connection with the Company’s provision for income taxes.

	2009	2008
Unrealized Losses
Gross accumulated unrealized losses	$(1,327)	$(1,466)
Adjustment from deferred tax assets	- 0 -	- 0 -
Net accumulated unrealized losses	$(1,327)	$(1,466)

NOTE 12 – INCOME TAXES

At December 31, 2009, the Company had deferred tax assets principally arising from net operating loss carry-forwards for income tax purposes.  The Company calculates its deferred tax assets using the federal tax rate of 35% and the following state tax rates: Idaho (7.6%) and Utah (5%).  Due to operating losses, the uncertainty of future profitability and limitations on the utilization of net operating loss carry-forwards under IRC Section 382, a valuation allowance has been recorded to fully offset the Company’s deferred tax asset.

The actual Federal income tax provision differs from the amount computed by applying the Federal corporate income tax rate of 35% to income before taxes as follows for the years ended December 31, 2009 and 2008:

	2009	2008
Expected federal tax benefit	$(2,368,170)	$(1,746,359)
State and local taxes	(852,541)	(965,487)
Non-deductible expenses	1,014,879	199,932
Change in valuation allowance	3,220,711	2,661,949
Income tax expense	- 0 -	- 0 -

The tax effect of temporary differences that give rise to the deferred tax assets at December 31, 2009 and 2008, are as follows:

	2009		2008
Net operating loss carryforwards		$(9,204,020)		$(5,983,309)
Total gross deferred tax assets		9,204,020		5,983,309
Valuation allowance		(9,204,020)		(5,983,309)
Net deferred tax assets	$	- 0 -	$	- 0 -

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 12 – INCOME TAXES (CONTINUED)

In assessing the realization of deferred tax assets, management determines whether it is more likely than not some, or all, of the deferred tax asset will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers projected future taxable income.  Management considers projected taxable income and tax planning strategies in making this assessment.  Based upon the level of historical taxable losses and projected taxable losses over the periods that the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences and thus recorded a valuation allowance against the entire deferred tax asset balance.

At December 31, 2009 and 2008, the Company had net operating loss carry-forwards of approximately $19,612,601 and $13,812,780 for federal income tax purposes, respectively.  The net operating loss carry-forwards are available to be utilized against future taxable income through fiscal year 2029, subject to the Tax Reform Act of 1986, which imposed substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change” as defined by the Internal Revenue Code.  Federal and state net operating losses are subject to limitations as a result of these restrictions.  Under such circumstances, the Company’s ability to utilize its net operating losses against future income may be reduced.

A reconciliation of the statutory of federal and state tax rates to the Company’s effective tax rates is as follows:
	2009	2008
Statutory regular federal income tax rate	35%	35%
Statutory regular state income tax rate	12.6%	19.35%
Change in valuation allowance	(47.6%)	(53.35%)
Total	0%	0%

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 13 – RELATED PARTIES

The Company is a related party to IBS Capital (“IBS”), an entity whose principal, David Taft, is a Company director.  During the years ended December 31, 2009 and 2008, the Company received $500,000 and $500,000, respectively, from IBS in exchange for convertible debt.  All debt and accrued interest has been converted to 2,606,647 shares of the Company’s common stock.  See Note 7.

The Company is a related party to Material Advisors (“MA”), an entity with which the Company has a management agreement for executive guidance.  The agreement has a term ending on December 30, 2010 and calls for monthly management fees of $83,333 to be paid for services.  In addition to management fees, MA was granted stock options equivalent to 6,583,278 shares of common stock.  Such options vest equally over the life of the management agreement and may be exercised at a strike price of $0.70 per share.  Also during the year ended December 31, 2009, the Company received $40,000 from MA in exchange for convertible debt.  All debt and accrued interest has been converted to 107,347 shares of the Company’s common stock.  See Note 7.

The Company is a related party to Andre Zeitoun, a principal of MA.  During the year ended December 31, 2008, the Company received $50,000 from Mr. Zeitoun in exchange for convertible debt.  All debt and accrued interest has been converted to 156,167 shares of the Company’s common stock.  See Note 7.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL MATTERS
Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate.  Expenditures resulting from the remediation of existing conditions caused by past operations that do not contribute to future revenue generations are expensed.  Liabilities are recognized when environmental assessments indicate that remediation efforts are probable and the costs can be reasonably estimated.

Estimates of such liabilities are based upon currently available facts, existing technology and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors, and include estimates of associated legal costs.  These amounts also reflect prior experience in remediating contaminated sites, other companies’ clean-up experience and data released by The Environmental Protection Agency or other organizations.  Such estimates are by their nature imprecise and can be expected to be revised over time because of changes in government regulations, operations, technology and inflation.  Recoveries are evaluated separately from the liability and, when recovery is assured, the Company records and reports an asset separately from the associated liability.

Based upon management’s current assessment of its environmental responsibilities, the Company cannot reasonably estimate any reclamation or remediation liability that may occur in the future, if any.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 14 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

AGREEMENTS
The Company had a commitment to Ronald Price under his employment agreement ratified by the Board of Directors March 17, 2005.  Under the agreement Mr. Price was to receive compensation for a period of three years, increased incrementally at the anniversary date of the agreement.  The agreement was to expire March 16, 2009.  Mr. Price tendered his resignation in December 2008.  Under the terms of this agreement, compensation to Mr. Price continued through contract expiration.  For severance, Mr. Price received the aggregate sum of $50,000 over twelve subsequent months, paid in equal monthly installments.  Mr. Price’s final payment was paid in February 2010.

The Company has a commitment to Morris D. Weiss under an agreement dated October 31, 2008, ratified by the Board of Directors November 18, 2008.  Under the agreement, Mr. Weiss was appointed the Chief Restructuring Officer for a period of six months and is to receive monthly compensation of $16,667.  Mr. Weiss has been granted the option to purchase 550,000 shares of the Company’s common stock.  On May 1, 2009, Mr. Weiss’ term as Chief Restructuring Officer ended.  At that time a review of his performance was assessed by the Board and the Board agreed to pay Mr. Weiss a bonus (as per the terms of his original agreement) in the amount of $100,000.  Such bonus would be payable in six monthly installments.  In addition to the compensation specified in the contract, Mr. Weiss agreed to review the documentation to be generated in connection with the negotiation of the final settlement agreements in the Class Action and the insurance coverage litigation involving the Company for additional compensation.  As compensation for such services, the Board granted Mr. Weiss 100,000 options to acquire Company common stock with an exercise price of $0.70 per share, expiring in ten years, and vesting on completion of the final settlement agreements.  Mr. Weiss’ final payment was paid in November 2009.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 14 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

LITIGATION
Various lawsuits, claims, proceedings and investigations are pending involving us as described below in this section.  In accordance with FASB ASC 450-20-50, when applicable, the Company records accruals for contingencies when it is probable that a liability will be incurred and the amount of loss can be reasonably estimated.  In addition to the matters described herein, the Company is involved in or subject to, or may become involved in or subject to, routine litigation, claims, disputes, proceedings and investigations in the ordinary course of business, which in management’s opinion will not have a material adverse effect on the financial condition, cash flows or results of operations.

NaturalNano
NaturalNano, Inc. (“NaturalNano”) has notified the Company that it believes it is in breach of an agreement entered with NaturalNano in 2004, which included the following:

1.	The Company making available to NaturalNano a portion of its supply of unprocessed clay at the Dragon Mine, and;

2.
A commitment by NaturalNano to process the clay at its expense, including an agreement by NaturalNano to provide, at its expenses, technical, financial and operating support to provide a particle separation and sizing process at the Dragon Mine site.

As consideration for the agreement, NaturalNano paid $250,000 to Atlas and Atlas issued 750,000 warrants to NaturalNano at an exercise price of $0.35.

NaturalNano has made a claim against the Company seeking to recover the $250,000 it believes is due to it as part of the 2004 transaction.  The Company has made a counterclaim for monies received by NaturalNano from the sale of Atlas warrants issued to NaturalNano.  As of the date of the filing of this report, NaturalNano has not filed a lawsuit.  If a lawsuit were to be filed by NaturalNano, the Company would vigorously contest such a lawsuit.

Securities Litigation
The Company, certain of its directors and former officers and employees, its prior auditor, Chisolm, Bierwolf & Nilson, LLC, and Nano Clay and Technologies, Inc. a now defunct, wholly-owned subsidiary, are defendants in a class action, filed on October 11, 2007, on behalf of purchasers of publicly traded common stock of the Company during the period January 19, 2005 through October 8, 2007.  The First Amended Complaint (“Complaint”) alleges that Atlas damaged purchasers by making material misstatements in publicly disseminated press releases and Securities and Exchange Commission filings regarding the extent of the halloysite deposit on Company property, the availability and quality of halloysite for sale, and claimed sales of halloysite.  The Complaint also alleges that management improperly manipulated reported earnings with respect to purported halloysite sales.  The plaintiffs seek remedies under Section 10(b) of the Securities and Exchange Act and Rule 10b-5 thereunder and for violations of Section 20(a) of the Exchange Act.  The Company’s former officers and employees have requested, with respect to this action, payment of their attorneys’ fees and indemnification.  Lead counsel in this case has been selected.  The Company has indicated that it intends to vigorously defend this action.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 14 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

LITIGATION (CONTINUED)

Securities Litigation (continued)
On July 2, 2009, the Company entered into a Settlement Agreement (“Class Action Settlement Agreement”) with the lead plaintiffs in the class action In Re Atlas Mining Company Securities Litigation pending in the United States District Court for the District of Idaho, Civil Action No. 07-428-N-EJL (D. Idaho).

Under the terms of the settlement agreement, the Company will pay plaintiffs $1,250,000 (which includes fees to plaintiff’s counsel), to be funded by the proceeds of an insurance policy, in exchange for release of all claims against the Company, NanoClay & Technologies Inc., and the individual defendants William T. Jacobson, Robert Dumont, Ronald Price and Barbara Suveg.  The Company will also fund up to $75,000 to fund expenses in connection with notification to class members.  The settlement agreement is the agreement contemplated by the memorandum of understanding entered into by the Company and the lead plaintiffs dated May 1, 2009 described in the 8-K filed by the Company on May 4, 2009 (“the MOU”) and the terms of it are consistent with such MOU.

Related to the Class Action Settlement, effective July 8, 2009, Atlas entered into a Settlement Agreement and Release with Navigators, RSUI Indemnity Company and RSUI Group, Alexander, Morford & Woo, Inc., and the individual defendants listed above in settlement of the insurance litigation Atlas Mining Co. v. Navigators Insurance Co. et al., No. 1:08-cv-00359-EJL (D. Idaho) and Navigators Insurance Co. v. Atlas Mining Co., et. al., Case No. 2:08-cv-00216-EJL (D.Idaho).  Pursuant to this agreement (i) Navigators will deliver $1,250,000 into a court registry, which will then be used upon final court approval of the Class Action Settlement to fund the $1,250,000 payment to class action plaintiffs, (ii) Navigators will deliver $750,000 to the Company for defense and investigative costs in connection with the Class Action and related matters, which Atlas will use in part to pay the individual defendants their costs in the class action and (iii) all claims under the insurance litigation will be released upon final court approval of the Class Action Settlement.

Also, related to the class action settlement, the Company has entered into a settlement agreement with Robert Dumont, a former President, CEO and director of the Company, mutually releasing all claims related to Dumont’s employment by the Company in consideration of the Company’s payment to Dumont of up to $258,000 for Dumont’s attorneys’ fees and expenses related to the class action (to be funded from the insurance proceeds described above), insurance litigation, and other matters which the Company will fund with monies it receives from Navigators in connection with the insurance litigation settlement.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 14 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

OTHER COMMITMENTS

John F. Levy
On January 11, 2008, the Board of Directors appointed John Levy as the sole member of a special committee as more fully described elsewhere.  As compensation for his duties as the sole member of this special committee, Mr. Levy was entitled to receive compensation, in addition to his compensation as a member of the Board of Directors, of $16,667 per month payable in advance on the first day of each month.  Mr. Levy was entitled to take up to one half of this compensation in common stock.

On September 29, 2008, the Board of Directors extended to December 31, 2008 the charter of the special committee formed by the Board of Directors on January 11, 2008.

In January 2009, the Board of Directors determined that the special committee had performed its intended function and the committee was disbanded.

Morris D. Weiss
On November 18, 2008, the Company announced the appointment of Mr. Weiss as Chief Restructuring Officer.  His duties will include oversight and management of litigation and property dispositions, advising the Board as to other restructuring matters and such other matters as may be assigned to him by the Board.  Mr. Weiss was granted options to purchase 550,000 shares of common stock at $0.70 per share.  The options vest as follows: (i) 41,667 shares vested on the grant date, (ii) 41,667 shares vest on the first 3 monthly anniversaries of the grant date, (iii) 41,666 shares vest on the next 2 monthly anniversaries of the grant date, and (iv) the remaining 300,000 shares will vest on the sixth month anniversary of the grant date.  The issuance of the options and shares to Mr. Weiss is made in reliance upon the exemption found in Section 4(2) of the Securities Act of 1933.

On May 1, 2009, Mr. Weiss’ term as Chief Restructuring Officer ended.  At that time, a review of his performance was assessed by the Board and the Board agreed to pay Mr. Weiss a bonus (as per the terms of his original agreement) in the amount of $100,000.  Such bonus would be payable in six monthly installments.  In addition to the compensation specified in the contract, Mr. Weiss agreed to review the documentation to be generated in connection with the negotiation of the final settlement agreements in the Class Action and the insurance coverage litigation involving the Company for additional compensation.  As compensation for such services, the Board granted Mr. Weiss 100,000 options to acquire Company common stock with an exercise price of $0.70 per share, expiring in ten years, and vesting on completion of the final settlement agreements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 14 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Michael Lyon
On June 30, 2008, the Company hired Michael Lyon, 64, as Chief Executive Officer and President for a six- month period and entered into an employment agreement with Mr. Lyon.  The employment contract was for a period of six months.  The agreement provided for cash compensation of $12,500 per month and for five-year options to purchase 50,000 shares of common stock at $0.65 per shares, the closing market price on June 30, 2008.  The shares vested ratably on a monthly basis with the first vesting being on June 30, 2008.  In August 2008, Mr. Lyon was granted options to purchase an additional 25,000 shares of common stock at $0.71 per share.  On December 30, 2008, Mr. Lyon’s term as President and Chief Executive Officer of the Company expired and Mr. Lyon stepped down as President and Chief Executive Officer pursuant to the terms of his employment agreement.

David Taft
On October 17, 2008, the Board of Directors appointed David A. Taft as a director of the Company and determined that Mr. Taft is to be compensated for his services as a director at the rate of $10,000 a quarter. At the election of Mr. Taft, any such payment may be made in cash or in restricted common stock of the Company whose price shall be the average price per share at the daily closing of the last five trading days leading up to the first business day of the quarter to which such payment applies.  Issuance of shares to Mr. Taft will be made in reliance on the exemption found in Section 4(2) of the Securities Act of 1933.

Material Advisors LLC
On December 30, 2008, the Company entered into a Management Agreement with Material Advisors LLC, a management services company (“Manager”). The Management Agreement has a term ending on December 31, 2010 with automatic renewal for successive one-year periods unless either Manager or Company provides 90 days prior notice of cancellation to the other party or pursuant to the termination provisions of the Management Agreement.  Under the Management Agreement Manager will perform or engage others, including Andre Zeitoun, a principal of Manager, Chris Carney and Eric Basroon (“Management Personnel”), to perform senior management services including such services as are customarily provided by a chief executive officer but not (unless otherwise agreed) services customarily provided by a chief financial officer.  Pursuant to the Management Agreement, Andre Zeitoun will serve as Company’s Chief Executive Officer and will be appointed as a member of the Company’s Board of Directors.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 14 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

The services provided by Manager will include, without limitation, consulting with the Board of Directors of the Company and the Company’s management on business and financial matters.  Manager will be paid an annual fee of $1,000,000 per year, payable in equal monthly installments of $83,333.  Manager will be solely responsible for the compensation of the Management Personnel, including Mr. Zeitoun and the Management Personnel will not be entitled to any direct compensation or benefits from the Company (including, in the case of Mr. Zeitoun, for service on the Board).  The Company granted Manager non-qualified stock options to purchase, for $0.70 per share, up to 6,583,277 shares of the Company’s common stock.

Under certain very specific instances related to a going private transaction, the $0.70 option will be cancelled and replaced by a non-qualified option (the “Going Private Option”) accompanied by a tandem stock appreciation right (the “SAR”).  The term of the $0.70 Option, the Going Private Option and the SAR will be 10 years.  During their terms, the Going Private Option and the SAR will be fully exercisable. If Company declares a dividend or distribution at any time while the $0.70 option is unvested, Manager will be entitled to receive an amount equal to the dividend or distribution that would be paid on the shares underlying the $0.70 Option, payable in the same form as such dividend or distribution on the same vesting schedule as the $0.70 Option.  Manager will have the right to participate in a going private transaction for up to 20% of the equity on terms and conditions, which are as favorable to Manager as the terms and conditions available to any other person who invests in the going private entity.

NOTE 15 – SUBSEQUENT EVENTS

Class Action Settlement
In January 2010, the Class Action Settlement Agreement described in Note 12 was approved by the United States District Court for the District of Idaho.

Assets Held For Sale
In January 2010, the Company identified several pieces of equipment in the amount of $34,646, previously classified as assets held for sale that will be reintroduced into operations.  The Company is currently reviewing the holding value of the assets and will reclassify into the appropriate fixed asset categories during the first quarter of 2010.

Convertible Debt
In February 2010, the Company converted the July 2009 Notes.  Upon conversion, $2,193 of amortizable discount was amortized, and 323,926 shares of the Company’s common stock became available for the conversion of the notes.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 15 – SUBSEQUENT EVENTS (CONTINUED)

Forbearance Agreement
The Company and certain of its former officers were defendants in a class action In Re Atlas Mining Company Securities Litigation (the “Class Action”), whose settlement has been approved by the court.  As an accommodation to facilitate the settlement of the Class Action, the following persons (the “Forbearing Shareholders”) entered into a Forbearance Agreement whereby they agreed not to submit claims for damages relating to shares that they own or control and that would otherwise eligible to participate in the settlement: David Taft; The IBS Turnaround (QP) Fund (A Limited Partnership), the IBS Turnaround Fund (A Limited Partnership), The IBS Opportunity Fund (BVI), Ltd.  (the prior three hereafter collectively “IBS”); Andre Zeitoun (the Company’s CEO), Chris Carney (the Company’s Interim CFO), and Eric Basroon (an employee of Material Advisors LLC).  The Forbearance Agreement provided that:

In consideration for the forbearance and release, relinquishment, and discharging set forth above, the Company, by and through the disinterested directors, may, in its sole discretion, choose to provide an amount of compensation to the Forbearing Shareholders that it determines in its business judgment is appropriate.  Compensation provided to Forbearing Shareholders shall not exceed the amount to which the Forbearing Shareholders would be entitled if they were Settling Class Members who submitted claims and were compensated under the Plan of Allocation.

Prior to the time that the Forbearing Shareholders entered into the Forbearance Agreement, certain members of the Board of Directors, without taking formal action as a Board, acknowledged that the Forbearing Shareholders were accommodating the Company in a manner not required and should be compensated “as if” they had submitted claims as class members in the Settlement and this acknowledgement was communicated to the Forbearing Shareholders.

The Board subsequently appointed a committee of disinterested directors to determine whether compensation should be paid, the amount of any such compensation, and whether to pay compensation in cash or Common Stock.   The committee consists of John Levy, Morris Weiss, and Evan Stone.

On March 29, 2010, the committee adopted resolutions designed to treat the Forbearing Shareholders as if they had participated in the settlement.

To achieve this goal, damages of each Forbearing Shareholder were computed using the formula for determining damages in the Class Action.  Damages per share are lesser of $0.84 or the difference between the purchase price and $0.80.  The damages for each Forbearing Shareholders are approximately as follows:  Taft - $0; IBS - $3,564,657; Zeitoun - $479,411; Carney - $231,735; and Basroon - $89,250.   The aggregate damages for all of the Forbearing Shareholders are approximately $4,365,053.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 15 – SUBSEQUENT EVENTS (CONTINUED)

Forbearance Agreement (Continued)
The amount payable as compensation to the Forbearing Shareholders in the aggregate will be an amount equal to the Net Settlement Fund in the Class Action (approximately $800,000) multiplied by the fraction in which the numerator is the aggregate damages of the Forbearing Shareholders and the denominator is the sum of (i) the aggregate damages of the Forbearing Shareholders and (ii) the dollar amount of claims actually submitted by shareholders against the Net Settlement Fund in the Class Action (this amount is different form the total damages of all shareholders other than the Forbearing Shareholders).

The deadline for submitting claims in the Class Action is May 6, 2010, so the amount that will be payable to the Forbearing Shareholders will not be known until that time.  The amount payable to the Forbearing Shareholders varies depending on the dollar amount of claims actually submitted in the Class Action, the higher the dollar amount of claims submitted in the Class Action, the lower the amount payable to the Forbearing Shareholders.  By way of example, if no claims at all were submitted by shareholders in the Class Action, the amount payable to all of the Forbearing Shareholders would be $800,000; if $3,000,000 in claims are submitted in the Class Action, the amount payable to the Forbearing Shareholders would be $474,136.

In order to minimize the amount payable to the Forbearing Shareholders, the committee of disinterested directors has proposed the use of a third party to contact shareholders holding material amounts of shares to determine whether they are eligible to participate in the settlement, and if so, whether they have submitted claims, and if they have not, to encourage them to submit claims.

The committee of disinterested directors has determined that compensation to the Forbearing Shareholders will be paid in Common Stock of the Company.  The shares will be valued at the market price of the Company’s Common Stock as of the closing price on the first date on which the distribution agent in the Class Action sends or delivers distributions from the Net Settlement Fund to shareholders who have submitted claims.

If the Forbearing Shareholders had not entered into the Forbearance Agreement, they believe that the Company may not have been able to settle the Class Action on the favorable terms that it did.  The damages suffered by the Forbearing Shareholders, based on an estimate of total damages provided by counsel to the plaintiffs in the Class Action, represented a majority of the total damages of the class.  The plaintiff’s counsel required a representation by the Company that any damages paid by the Company to the Forbearing Shareholders not exceed amounts granted to the class.  The Forbearing Agreement had the effect of making the entire Net Settlement Fund available to other shareholders.  The Forbearing Shareholders believe that if they did not enter into the Forbearance Agreement, plaintiffs would have insisted on a significantly higher settlement amount and this in all likelihood would have forced the Company to raise additional capital by selling stock at, what they believed to be, unfavorable terms at the time.

APPLIED MINERALS, INC. AND SUBSIDIARY
(Formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 15 – SUBSEQUENT EVENTS (CONTINUED)

Renewal of Management Agreement
On March 9, 2010, the Board of Directors, after a review of the performance of Material Advisors, LLC (“Manager”), decided to extend the term of the Management Agreement (“Agreement”) between the Company and the Manager from December 31, 2010 through December 31, 2011.  The terms and conditions of the Agreement are summarized in a Current Report on Form 8-K filed on January 7, 2009.

Termination of 2002 Consultant Stock Plan
On March 9, 2010, the Board of Directors terminated the Company’s 2002 Consultant Stock Plan.  No options or other awards were outstanding as of the date of termination.

Granting of Co-Exclusive License by United States Department of the Navy
On or about March 9, 2010, United States Department of the Navy granted to Applied Minerals, Inc. a revocable, nonassignable co-exclusive patent license agreement to practice the (i) field of use of building materials which means the use of halloysite microtubules for the elution of any and all substances from them as a biocide and (ii) the field of use of paint which means the use of halloysite microtubules for the elution of any and all substances in paints, sealers, fillers, varnishes, shellac, polyurethane coatings, and any and all “paint-like” coatings applied in liquid form to any and all surfaces for the beautification or protection of surfaces in structures or components thereof, including but not limited to, buildings, marine structures (including boats), furniture and other normally "painted" materials in the United States.

Stock Options
On March 29, 2010, the Board of Directors granted stock options equivalent to 60,000 shares of common stock to John Levy.  The options will vest in four equal tranches, on a quarterly basis, beginning October 1, 2010.    The options have an excercise price of $1.00 per share.  The options expire on September 30, 2015.

 ITEM 8A.                      CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

Pursuant to Rule 13a-15(b) of the Securities Exchange Act of 1934, as amended (referenced herein as the Exchange Act), we carried out, under the supervision and with the participation of management, including our Chief Executive Officer and our Chief Financial Officer, an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as of December 31, 2009.

Based on that evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that the current disclosure controls and procedures as of December 31, 2009 were not effective to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and include controls and procedures designed to ensure that information required to be disclosed by the Company in such reports is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures.

The purpose of disclosure controls is to ensure that information required to be disclosed in our reports filed with the SEC is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.  Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer, to allow timely decisions regarding required disclosure.  The purpose of internal controls is to provide reasonable assurance that our transactions are properly authorized, our assets are safeguarded against unauthorized or improper use and our transactions are properly recorded and reported to permit the preparation of our financial statements in conformity with generally accepted accounting principles.

Management’s Report on Internal Control Over Financial Reporting
Management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and our directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Our management does not expect that our disclosure controls or our internal controls will prevent all errors and all fraud.   A control system, no matter how well conceived and operated, can provide only reasonable rather than absolute assurance that the objectives of the control system are met.  The design of a control system must also reflect the fact that there are resource constraints, with the benefits of controls considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud (if any) within the Company have been detected.  These inherent limitations include the realities that judgments in decision-making can be faulty and that simple errors or mistakes can occur.  Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control.  The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Our internal controls are evaluated on an ongoing basis by management.  The overall goals of these various evaluation activities are to monitor our disclosure and internal controls and to make modifications as necessary, as disclosure and internal controls are intended to be dynamic systems that change (including improvements and corrections) as conditions warrant.  Part of this evaluation is to determine whether there were any significant deficiencies or material weaknesses in our internal controls, or whether we had identified any acts of fraud involving personnel who have a significant role in our internal controls.  Significant deficiencies are deficiencies, or combination of deficiencies, in internal control over financial reporting that are less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the company’s financial reporting. Material weaknesses are deficiencies, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Changes in Internal Controls

In connection with the evaluation required by paragraph (d) of Rule 13a-15 under the Exchange Act, there was no change identified in our internal control over financial reporting that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2009, using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control — Integrated Framework (or the COSO criteria).

Based on our assessment, management believes that, as of December 31, 2009, the Company’s internal controls over financial reporting were not effective.  Management continues to both assess its internal controls and implement changes to strengthen them.  The steps that have been, or will be, taken by the Company to improve its internal controls include, but are not limited to, the communication of all equity transactions to the accounting function in a timely manner, the requirement of board approval of all equity transactions, the implementation of controls to ensure all invoices received by the New York and Utah locations are forwarded to the Idaho office in a timely manner, and the implementation of controls to ensure that the accounting function is informed of services or goods received before period end but not yet invoiced.

ITEM 8B.                      OTHER INFORMATION

None.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses we expect to incur in connection with the resale of the shares being registered.  All such expenses are estimated except for the SEC registration fee.

Registration Fee – Securities and Exchange Commission	$900
Accounting Fees and Expenses	6,000
Legal Fees and Expenses	15,000
Miscellaneous	2,000
TOTAL	$23,900

ITEM 2.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes provisions that (i) eliminate, to the fullest extent permitted by the Delaware General Corporation Law, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, and (ii) require the Registrant to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions.

As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Registrant may indemnify any other person as set forth in the Delaware General Corporation Law, and (iii) the rights conferred in the Bylaws are not exclusive.

We currently maintain liability insurance for our directors and officers. In connection with this offering, we expect to obtain additional liability insurance for our directors and officers. Such insurance would be available to our directors and officers in accordance with its terms.

ITEM 3.                      RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of our securities without registration for the three years before the date of this registration statement.  With respect to the sale of unregistered securities referenced below, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act, and Regulation D promulgated under the Securities Act.  In each instance, the purchaser had access to sufficient information regarding our company so as to make an informed investment decision.  More specifically, we had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the Securities Act and otherwise had the requisite sophistication to make an investment in our securities.  None of the sales involved an underwriter.

Date	Security	Shares/Face	Proceeds ($)		Conversion Price	Use of Proceeds
1/3/2007	Common Stock	40,000	$20,000		N/A	Working Capital
1/9/2007	Common Stock	1,481,482	2,000,001		N/A	Working Capital
1/9/2007	Common Stock	230,000	115,000		N/A	Working Capital
1/12/2007	Common Stock	3,430	858		N/A	Working Capital
1/29/2007	Common Stock	30,570	15,000	*	N/A	Working Capital
1/29/2007	Common Stock	19,430	9,715		N/A	Working Capital
7/11/2007	Common Stock	833,330	150,000		N/A	Working Capital
7/26/2007	Common Stock	251,426	45,257		N/A	Working Capital
5/23/2008	Common Stock	583,333	350,000		N/A	Working Capital
5/30/2008	Common Stock	250,000	150,000		N/A	Working Capital
6/27/2008	Common Stock	2,000,000	1,000,000		N/A	Working Capital
9/29/2008	Common Stock	2,000,000	1,000,000		N/A	Working Capital
12/30/2008	PIK Notes	$1,000,000	1,000,000		$0.35	Working Capital
4/9/2009	PIK Notes	$1,500,000	1,500,000		0.35	Working Capital
5/1/2009	PIK Notes	$1,350,000	1,350,000		0.50	Working Capital
7/28/2009	PIK Notes	$200,000	200,000		0.65	Working Capital
10/26/2009	PIK Notes	$2,000,000	2,000,000		1.00	Working Capital
Total			$10,905,831

*consideration was redeemed warrant

ITEM 4.                      EXHIBITS.
Exhibit No.	Description OF Exhibits	Incorporated by Reference in Document	Exhibit No. (or Item) in Incorporated Document
3.1	Certificate of Incorporation, effective as of November 2, 2009	Form 8-K filed on October 30, 2009	99.1
3.2	Bylaws, effective as of November 2, 2009	Form 8-K filed on October 30, 2009	3.2
4.1	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued December 30, 2008	Form 8-K filed on January 7, 2009	99.1, 99.2
4.2	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued April 7 – 9, 2009	Form 8-K filed on April 10, 2009	99.1, 99.2
4.3	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued May 1, 2009	Form 8-K filed on May 4, 2009	99.1, 99.2
4.4	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued May 1, 2009	Filed herewithin	4.4
4.5	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued October 26, 2009	Form 8-K filed on October 26, 2009	99.1, 99.2
5.1	Opinion of K&L Gates LLP	Filed herewith.	5.1
10.1	Dumont Employment Agreement	Form 8-K filed on July 13, 2007	99.1
10.2	Gaensbauer Employment Agreement	Form 8-K filed on August 15, 2007	99.1
10.3	Suveg Employment Agreement	Form 8-K filed on August 15, 2007	99.2
10.4	Lyon Employment Agreement	Form 8-K filed on July 3, 2008	99.1
10.5	Amendment to Lyon Employment Agreement	Form 8-K filed on October 2, 2008	Item 8.01
10.6	Compensation arrangements of directors	Form 8-K filed on January 17, 2008	Item 5.02 (ii) and (iii)
10.7	Amendment to compensation arrangements of directors	Form 8-K filed on October 2, 2008	Item 8.01
10.8	Compensation arrangements of director Taft	Form 8-K filed on October 2, 2008	Item 5.02
10.9	Consulting Agreement with Morris Weiss	Form 8-K filed on May 4, 2009	99.1
10.10	Additional Consulting Agreement with Morris Weiss	Form 8-K filed on May 4, 2009	Item 5.02
10.11	Ronald Price separation agreement	Form 10-K filed on July 28, 2009	10.11
10.12	Agreement with Material Advisors LLC	Form 8-K filed on April 10, 2009	99.1, 99.2
10.13	Agreement for Appointment of Agent for the Sale of Assets with AAMCOR LLC	Form 10-K filed on July 28, 2009	10.13
10.14	Settlement Agreement (“Class Action Settlement Agreement”) with the lead plaintiffs in the class action In Re Atlas Mining Company Securities Litigation	Form 10-K filed on July 28, 2009	10.14
10.15	Settlement Agreement and Release with Navigators, RSUI Indemnity Company	Form 8-K filed on April 10, 2009
10.16	Settlement Agreement with William Jacobson	Form 10-K filed on July 28, 2009	10.15
10.17	Settlement Agreement with Robert Dumont	Form 10-K filed on July 28, 2009	10.16
10.18	Employment Agreement with Ronald Price	Form 10-K filed on July 28, 2009	10.19
10.19	Employment Agreement for William Jacobson	Form 10-K filed on March 31, 2005	10
21	List of Subsidiaries	Filed herewith	21
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1 attached hereto)	Filed herewith.
23.2	Consent of PMB Helin Donovan, LLP	Filed herewith.

ITEM 5.                  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person to the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on April 7, 2010.

APPLIED MINERALS, INC.

By:	ANDRE ZEITOUN
Andre Zeitoun
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Andre Zeitoun and Christopher T. Carney, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement and a new Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANDRE ZEITOUN	Director and Chief Executive Officer	April 7, 2010
Andre Zeitoun

/s/ CHRISTOPHER T. CARNEY	Interim Chief Financial Officer	April 7, 2010
Christopher T. Carney	(Principal Financial and Accounting Officer)

/s/ JOHN F. LEVY	Director	April 7, 2010
John F. Levy

/s/ DAVID TAFT	Director	April 7, 2010
David Taft

/s/ MORRIS D. WEISS	Director	April 7, 2010
Morris D. Weiss

/s/ EVAN STONE	Director	April 7, 2010
Evan Stone

EXHIBIT

Subsidiaries

Park Copper and Gold Mining Company, Ltd.